U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

KERLUXE, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

401 N Michigan Ave. Ste. 1293

Chicago, IL 60611

847-456-4121

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Kendall A. Almerico

Almerico Law – Kendall A. Almerico, P.A.

1440 G Street NW

Washington DC 20005

(202) 370-1333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

5900	83-2869087
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated: June 24, 2019

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Kerluxe, Inc.

(A Delaware Corporation)

401 N Michigan Ave. Ste. 1293

Chicago, IL 60611

847-456-4121

www.Kerluxe.com

700,000 Shares of Class A Common Stock at $10.00 per Share of Class A Common Stock

Minimum Investment: 10 Shares of Class A Common Stock ($100.00)

Maximum Offering: $7,000,000.00

The Shares of Class A Common Stock Offered Are Non-Voting Shares. See “Securities Being Offered” on Page 73 For Further Details.

See “The Offering” - Page 12 and “Securities Being Offered” - Page 73 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 360 days from the Date of Qualification by the Securities And Exchange Commission,

Unless Extended or Terminated Earlier By The Issuer.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 14 THROUGH PAGE 44 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$10.00	$0.50	$9.50	None
Minimum Investment	$100.00	$5.00	$95.00	None
Maximum Offering	$7,000,000.00	$350,000.00	$6,650,000.00	None

(1) The Company shall pay Cuttone & Co. LLC (“Cuttone”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Cuttone (or its designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering. Fees in the chart above only reflect the cash fee (5%), and do not reflect the warrants, which are also not represented in the capitalization table herein. Cuttone may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment to this Offering Circular will be filed disclosing the additional fees. Cuttone is not an underwriter and will not be paid underwriting fees, but will be paid service fees. See “Plan of Distribution.”

(2)  Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer due diligence fees, broker-dealer out-of-pocket expenses, administrative services, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include success fees or commissions paid to Cuttone. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3)  There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF

REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Shares of Class A Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Shares pursuant to this Offering Circular. The Shares are being offered and sold by Kerluxe, Inc, a Delaware corporation (“Kerluxe”, “we”, “our” or the “Company”). There are 700,000 Shares being offered at a price of $10.00 per Share with a minimum purchase of Ten (10) Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Cuttone & Co., LLC (“Cuttone”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $7,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares (other than the per investor minimum of 10 Shares) that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

Kerluxe, Inc. was formed on November 13, 2018 as a Delaware corporation. The Company was formed for the general purpose of distributing beauty and hair care products, and for any other lawful act or activity under Delaware law.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering will commence after qualification by the Commission and is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 360 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO, or (iii) the date upon which a determination is made by the Company to terminate the Offering in the Company’s sole and absolute discretion. Pending each closing, payments for the Shares will be deposited in a bank account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular.

The Company’s website is not incorporated into this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE SHARES OF CLASS A COMMON STOCK OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES OF CLASS A COMMON STOCK MAY NEVER BE DEVELOPED TRADING OF SHARES OF CLASS A COMMON STOCK WILL NOT BE PERMITTED UNLESS AND SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR &NBSP;ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY

CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

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THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SHARES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the

Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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TABLE OF CONTENTS

OFFERING SUMMARY AND RISK FACTORS	12
OFFERING SUMMARY	12
The Offering	12
Summary of Risk Factors	13
Investment Analysis	14
RISK FACTORS	14
DILUTION	44
PLAN OF DISTRIBUTION	47
USE OF PROCEEDS	51
USE OF PROCEEDS TABLE	51
DESCRIPTION OF THE BUSINESS	52
PERKS	62
DESCRIPTION OF PROPERTY	63
LITIGATION	63
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	63
BUSINESS	63
Overview	63
Results of Operations	63
Liquidity and Capital Resources	64
Plan of Operations	64
Trend Information	65
Off-Balance Sheet Arrangements	65
Critical Accounting Policies	65
Revenue Recognition	67
Additional Company Matters	67
DIRECTORS, EXECUTIVE OFFICERS AND KEY ADVISORS	67
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	69
Executive Compensation	70
Employment Agreements	70
Equity Incentive Plan	70
Board of Directors	71
Committees of the Board of Directors	71
Director Compensation	71
Limitation of Liability and Indemnification of Officers and Directors	71
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	71
CAPITALIZATION TABLE	72
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS	72
SECURITIES BEING OFFERED	73
Subscription Price	73
Voting Rights	74
Dividends	75
Liquidation Rights	75

Drag Along Rights	75
Additional Matters	75
DISQUALIFYING EVENTS DISCLOSURE	75
ERISA CONSIDERATIONS	76
INVESTOR ELIGIBILITY STANDARDS	78
TAXATION ISSUES	80
SIGNATURES	81
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	82
SECTION F/S: FINANCIAL STATEMENTS	83

OFFERING SUMMARY AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Issuer:	Kerluxe, Inc.
Type of Offering:	Shares of Class A Common Stock
Price Per Share:	$10.00 per Share (700,000 Shares)
Minimum Investment:	$100.00 per investor
Maximum Offering:	$7,000,000.00 The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	700,000 Shares of Class A Common Stock
Purchasers:	Purchasers may be accredited investors or non-accredited investors. Non-accredited investors are limited in the number of Shares they may purchase.
Use of Proceeds:	See the description in section entitled “Use of Proceeds” on page 51 herein.
Voting Rights:	The Shares have no voting rights. See “Voting Rights” section of “Securities Being Offered” below for details.
Length of Offering:

Shares will be offered on a continuous basis until either (a) the date upon which the Company confirms that it has received in the bank account gross proceeds of $7,000,000.00 in deposited funds; (b) the expiration of 360 days from the date of this Offering Circular unless extended in its sole discretion by the Company; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

The Offering

Class A Shares Outstanding Prior To Offering	7,799,000 Shares
Class B Shares Outstanding Prior To Offering	1,000 Shares
Total Shares Outstanding Prior To Offering	7,800,000 Shares
Class A Shares in this Offering (1)	700,000 Shares
Class B Shares in this Offering	0 Shares
Total Shares in this Offering	700,000 Shares
Class A Shares to be Outstanding after the Offering (2)	8,499,000 Shares
Class B Shares to be Outstanding after the Offering	1,000 Shares
Total Shares to be Outstanding after the Offering (2)	8.500,000 Shares

(1) There are two classes of Shares issued by the Company. For a full description of the rights of the Shares, please see the section of this Offering Circular entitled “Securities Being Offered” below. The total number of Shares of Class A Common Stock (700,000) in the chart assumes that the maximum number of Shares of Class A Common Stock are sold in this Offering.

(2) The number of Shares to be outstanding after the Offering assumes that the Offering is fully subscribed, and this number will be less if the Offering is not fully subscribed. Shares outstanding after the Offering does not include a number of Shares equivalent to 3% of the gross proceeds raised in the Offering, which will be exercisable by the broker-dealer or their assigns via warrants in the future based on the terms of said warrants.

The Company may not be able to sell the Maximum Offering amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in a bank account at __________ Bank until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in the bank account will be distributed to the Company, entitling the investor to receive the Shares as set out herein. Investors may not withdraw their funds tendered from the bank account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the bank account, for any reason, unless the Investor does not clear compliance by the broker-dealers involved.

Summary of Risk Factors

This Offering involves significant risks and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•The Company is a relatively newly formed entity with limited tangible assets and its continued operation requires substantial additional funding.

•The Company has a short operating history and there is no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•Investors in this Offering risk the loss of their entire investment.  The industry in which the Company is participating is highly speculative and extremely risky.

•There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing; therefore, there is no assurance the Company will receive funds sufficient to further its business plan.

•If you invest and purchase the Shares, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Shares have no voting rights.

•There is no market for the Company’s Shares at present and there is no assurance such a market will develop subsequent to this Offering. The Shares are illiquid and should be considered a long-term investment.

•There are substantial restrictions on the transferability of the Shares and in all likelihood,  you will not be able to liquidate some or all of your investment in the immediate future.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Shares is arbitrary and may not be indicative of the value of the Shares or the Company.

•The tax treatment of the Shares is uncertain.

•The Company does not expect there to be any market makers to develop a trading market in the Shares.

For a more detailed discussion of these and other significant risks, please thoroughly review and understand “Risk Factors” in the main body of this Offering Circular. Potential investors will be given an opportunity , if the potential investor requests to do so,  to review the current status of all material contracts and make appropriate questions of management prior to subscribing to this Offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their related business endeavors, and other reasons:

1.Management believes that the trends for growth in the hair care and beauty industry in the United States are favorable.

2. The demand for hair care and beauty products in the United States is expected to grow, creating an opportunity for the Company as it is already ahead of some competitors by having inventory in place and some distribution in effect.

3. Management believes that its team’s experience in the hair care and beauty markets positions Kerluxe for profitable operations and will create new market opportunities in the United States.

Despite management’s beliefs, there is no assurance that Kerluxe will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Shares of Class A Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares of Class A Common Stock offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares of Class A Common Stock and are not set out in any particular order of priority.  Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares of Class A Common Stock.  An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies  inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following:

Risks Relating to The Company

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, Shareholders may lose all or a substantial part of their investment. There is no guarantee that the Company will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Has Incurred Operating Losses In The Past, Expects To Incur Operating Losses In The Future And May Never Achieve Or Maintain Profitability.

The Company has experienced net losses and negative cash flows from operations in the past. The Company expects its operating expenses to increase in the future as it expands its operations. If the Company’s revenue does not grow at a greater rate than its operating expenses, the Company will not be able to achieve and maintain profitability. The Company expects to incur losses in the future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Company may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Company’s expenses exceed its revenue, the Company may not achieve or maintain profitability and the Company’s business may be harmed.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan, And Some of Them Will Have Concurrent Responsibilities at Other Businesses

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Many of them will have concurrent responsibilities at other entities.  Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in industries that the Company is participating in is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies on Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or consultants die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject to Income Taxes as Well As Non-Income Based Taxes, Which May Include Payroll, Sales, Use, Value-Added, Net Worth, Property and Goods and Services Taxes.

Significant judgment is required in determining the Company’s provision for income taxes and other tax liabilities. In the ordinary course of the Company’s business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that the Company’s tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in the Company’s income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on the Company’s financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject to Sarbanes-Oxley Regulations and Lack the Financial Controls and Safeguards Required of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Company’s financial controls that would be required under the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls.

The Company Has Engaged in Certain Transactions with Related Persons or Entities.

The Company has, and will continue to engage in transactions with related parties and/or entities. While the Company believes the terms of such transactions are fair and equitable, these transactions have not been, and will not in the future be, at arm’s length. Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements” for further details. If you have concerns about these transactions in the past or in the future, you may ask questions of the Company’s management. However, if you choose to invest in the Company, you will do so knowing and understanding that these transactions have occurred and will continue to occur in the future.

Changes in Employment Laws or Regulation Could Harm the Company’s Performance

Various federal and state labor laws govern the Company’s relationship with the Company’s employees and contractors and affect the Company’s operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect the Company’s operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts and the __________ Bank account for this Offering each have federal insurance that is limited to a certain amount of coverage.  It is anticipated that the account balances in each account may exceed those limits at times.  In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares of Class A Common Stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Will Likely Incur Debt

The Company will likely incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment.  Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Computer, Website or Information System Breakdown Could Affect the Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in The Economy Could Have a Detrimental Impact

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue.  It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend.  Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount of Capital the Company Is Attempting to Raise in This Offering Is Not Enough to Sustain the Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, the Company will not be able to execute the Company’s business plan, the Company’s continued operations will be in jeopardy and the Company may be forced to cease operations and sell or otherwise transfer all or substantially all of the Company’s remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary for The Implementation of The Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Shares in this Offering or not, the Company may require additional debt, equity or Share financing to pursue the Company’s growth and business strategies. These growth and business strategies include, but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders including you, and could dilute the ownership or benefits of ownership of existing Shareholders including, but not limited to reducing the value of Shares of Class A Common Stock subscribed for under this Offering.

The Company's Employees, Executive Officers, Directors and Affiliate Shareholders Beneficially Own or Control a Substantial Portion of Its Outstanding Shares

The Company's employees, executive officers, directors and/or affiliates beneficially own or control a substantial portion of the Company’s outstanding Shares which may limit your ability and the ability of the Company’s other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of the Company. Additionally, this concentration of ownership could discourage or prevent a potential merger or acquisition of the Company that might otherwise result in an investor receiving a premium over the market price for his or her Shares. Accordingly, the Company’s employees, directors, executive officers and affiliate Shareholders may have the power to control the election of the Company’s directors and the approval of actions for which the approval of the Company’s Shareholders is required. If you acquire the Company’s Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the value of the Company’s Shares and could also limit the price that investors might be willing to pay in the future for the Company’s Shares.

The Company’s Operating Plan Relies in Large Part Upon Assumptions and Analyses Developed by The Company. If These Assumptions or Analyses Prove to Be Incorrect, The Company’s Actual Operating Results May Be Materially Different from The Company’s Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecasts depend on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•whether the Company can manage relationships with key vendors and third parties

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

The Company May Be Unable to Manage Its Growth or Implement Its Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

If The Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair The Company’s Ability to Compete

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's Existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products and services to potential customers who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Faces or Will Face Competition in the Company's Markets

The Company either faces, or will face significant competition in the United States and elsewhere. In some cases, the Company’s competitors have or may have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

A Data Security Breach Could Expose the Company to Liability and Protracted and Costly Litigation, And Could Adversely Affect the Company's Reputation and Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information and/or other data, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information, as well as numerous other problems. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against the Company. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends on Third-Party Providers for A Reliable Internet Infrastructure and The Failure of These Third Parties, Or the Internet in General, For Any Reason Would Significantly Impair the Company's Ability to Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage in Misconduct or Improper Activities

The Company, like any business, is exposed to the risk of employee or contractor fraud or other misconduct. Misconduct by employees or contractors could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and harm to the Company's reputation.

Limitation on Manager, Officer and Other’s Liability

The Company may provide for the indemnification of managers, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of managers, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

Inability to Maintain and Enhance Product Image Could Affect the Company

It is important that the Company maintains and enhances the image of its existing and new products and services. The image and reputation of the Company’s products may be impacted for various reasons including but not limited to, bad publicity, litigation, customer complaints, and complaints from regulatory bodies. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may become subject to lawsuits from customers alleging injury because of a purported defect in products or services sold by the Company, claiming substantial damages and demanding payments from the

Company. These claims may not be covered by the Company’s insurance policies, if any exist. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer or regulator complaints about the Company or its products could damage the Company’s reputation and diminish the value of the Company’s brand and brand equity (brand image, reputation and product quality), which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment.

There Are Doubts About the Company’s Ability to Continue as a Going Concern.

The Company’s independent auditors have raised doubts about the Company’s ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as security Share, debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional financing. The Company anticipates raising additional funds through public or private financing, securities Share financing and/or strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and Share price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Shares, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Any additional financing could have a negative effect on Shareholders.

If The Company’s Efforts To Build Strong Brands And Maintain Customer Satisfaction And Loyalty Are Not Successful, It May Not Be Able To Attract Or Retain Customers, And Its Business May Be Harmed.

The Company believes that increasing, maintaining and enhancing awareness of the Company's brands is critical to achieving widespread acceptance and success of the Company's business. Building and maintaining strong brands is important to attract and retain customers, as potential customers have a large number of haircare and personal beauty product choices. Successfully building a brand is a time consuming and expensive endeavor, and can be positively and negatively impacted by any number of factors. Some of these factors, such as the quality or pricing of the Company’s products, are at least partially within its control. Other factors will be beyond the Company’s control, yet customers may nonetheless attribute those factors to the Company. The Company’s competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than the Company can. Many of the Company’s competitors are larger companies and promote their brands through traditional forms of advertising, such as print media and TV commercials, and have substantial resources to devote to such efforts. The Company’s competitors may also have greater resources to utilize Internet advertising or website product placement more effectively than the Company can. If the Company is unable to execute on building strong brands, it may be difficult to differentiate its business, programming and platform from its competitors in the marketplace, therefore its ability to attract and retain customers may be adversely affected and its business may be harmed.

The Company’s Actual Or Perceived Failure To Adequately Protect Personal Data Could Harm Its Business.

A variety of state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development of new products. The Company’s actual, perceived or alleged failure to comply with applicable laws and regulations or to protect personal data, could result in enforcement actions and significant penalties against the Company, which could result in negative publicity, increase the Company’s operating costs, subject the Company to claims or other remedies and may harm its business which would negatively impact the Company’s financial well-being and your investment.

Risks Relating to This Offering and Investment

The Shares of Class A Common Stock Are Offered on A “Best Efforts” Basis and The Company May Not Raise the Maximum Amount Being Offered

Since the Company is offering the Shares of Class A Common Stock on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares of Class A Common Stock in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

Investor Funds Will Not Accrue Interest While in the __________Bank Account Prior To Closing

All funds delivered in connection with subscriptions for the Shares of Class A Common Stock will be held in a non-interest-bearing bank account at __________Bank until a closing of the Offering, if any. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Distributions in The Past and Does Not Expect to Pay Distributions in The Near Future, So Any Return on Investment May Be Limited to The Value of the Shares

The Company has never paid cash distributions to its investors and does not anticipate paying cash distributions in the foreseeable future. The payment of distributions to the Company’s Shareholders will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. While the Company intends to pay distributions in the future at such time as profitable operations are sustained and cash flow in excess of reinvestment required to achieve the Company’s business objectives is available, there is no guarantee the Company will chose to pay distributions at that time, rather than reinvest in addition growth of the Company, such as new product development. If the Company does not pay distributions, the Company’s Shares of Class A Common Stock may be less valuable.

An Investment in the Company's Shares of Class A Common Stock Could Result in A Loss of Your Entire Investment

An investment in the Company's Shares of Class A Common Stock offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment.  You may not be able to liquidate your investment for any reason in the near future.

There is No Public Trading Market for the Company's Shares of Class A Common Stock

At present, there is no active trading market for the Company’s Shares of Class A Common Stock and the Company cannot assure that a trading market will develop. The Company’s Shares have no trading symbol. There may never be a trading market available for the Shares of Class A Common Stock. As a result, holders of Shares should be prepared to hold their Shares indefinitely. In the event that the Shares of Class A Common Stock remain untradeable indefinitely, the value of the Shares would be materially adversely affected. In addition, even if a trading market develops, there is absolutely no assurance that the Shares of Class A Common Stock could be sold under Rule 144 or otherwise unless the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Should the Company’s Shares of Class A Common Stock Become Quoted on A Public Market or Exchange, Sales of A Substantial Number of Shares May Cause the Price of Shares To Drop

Should a market develop and the Company’s Shareholders sell substantial amounts of the Company’s Shares of Class A Common Stock in the public market, Shares of Class A Common Stock sold may cause the price to decrease below the current Offering price. This may also make it more difficult for the Company to sell future Shares, equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

The Company Has Made Assumptions in Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by the Company or by third-party publishers.

The Company Has Significant Discretion Over the Net Proceeds of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. You are urged to review the Use of Proceeds in this Offering Circular but to understand that the actual use of the net proceeds of this Offering may vary significantly. In all cases, you should consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price for the Shares of Class A Common Stock Has Been Determined by The Company

The price at which the Shares of Class A Common Stock are being offered has been arbitrarily determined by the Company. There is no relationship between the Offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares of Class A Common Stock was derived as a result of internal decisions based upon various factors including prevailing market conditions, the Company’s future prospects and needs, and the Company’s capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares, or at which the Shares might trade in a marketplace, if one develops.

You Should Be Aware of The Long-Term Nature of This Investment

There is not now, and may never be, a public market for the Shares of Class A Common Stock. Because the Shares of Class A Common Stock are being sold under exemptions to registration, and therefore have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will occur for the Shares. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a sale in the future. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. You must assess the adequacy of disclosure and the fairness of the terms of this Offering on your own or in conjunction with your personal advisors. You should be aware of the long-term nature of your investment in the

Company.

The Shares of Class A Common Stock in This Offering Have Limited Protective Provisions.

The Shares of Class A Common Stock in this Offering have limited protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction involving the Company.

The Shares in This Offering Are Subject to Drag Along Rights

The Shares in this Offering are subject to drag along rights whereby you may, under certain circumstances, be forced to participate in the sale or merger of the Company even if you do not want to sell your Shares. For full details on the drag along rights, see the Company’s Bylaws.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all Exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The subscription agreement for this Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of Delaware.  This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage Shareholder lawsuits, or limit Shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and managers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

You Will Need To Keep Records Of Your Investment For Tax Purposes.

As with all investments in securities, if you sell the Shares of Class A Common Stock, you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Shares of Class A Common Stock for you (and many brokers refuse to hold Regulation A securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

Risks Related To The Company’s Business and Industry

The Personal Care Industry Is Highly Competitive, And The Company’s Failure To Compete Effectively Could Adversely Affect Its Market Share, Revenues And Growth Prospects.

The Company faces vigorous competition from companies throughout the world, including large multinational consumer products companies that have many hair care brands under ownership as well as other independent hair care brands, including those that may target the latest trends or specific demographics or distribution channels. Competition in the personal care industry is based on the introduction of new products, pricing of products, quality of products and packaging, brand awareness, perceived value and quality, innovation and trends, in-store presence and visibility, promotional activities, advertising, editorials, social media influencers, E-commerce and mobile-commerce initiatives and other activities. The Company must compete with a high volume of new product introductions and existing products by diverse companies across several different distribution channels. Many multinational consumer companies have greater financial, technical or marketing resources, longer operating histories, greater brand recognition or larger customer bases than the Company does and may be able to respond more effectively to changing social, business and economic conditions than the Company can. Many of these competitors’ products are sold in a wider selection or greater number of retail stores and geographies, and possess a larger presence in these stores, typically having significantly more inline shelf space than the Company does. Given the finite space allocated to hair care products by retail stores, spas and salons, the Company’s ability to grow the number of retail locations in which the Company’s products are sold and expand the Company’s positioning and space allocation once in these retail locations, may require the repositioning, removal or reduction of the shelf space of these competitors. The Company may be unsuccessful in its growth strategy in the event that the Company’s retail partners do not reallocate shelf space from the Company’s competitors to  the Company. The Company’s competitors may attempt to gain market share by offering products at prices at or below the prices at which the Company’s products are typically offered, offering retail incentives including through the use of large percentage discounts and ‘‘buy one and get one free’’ or similar offers. Competitive pricing may require the Company to reduce its prices, which would decrease the Company’s profitability or result in lost sales. The Company’s competitors, many of whom have greater resources than the Company does, may be better able to withstand these price reductions and lost sales.

It is difficult for the Company to predict the timing and scale of its competitors’ activities in these areas or whether new competitors will emerge in the hair care business. In addition, further technological breakthroughs, including new and enhanced technologies which increase competition in the online retail market, new product offerings by competitors and the strength and success of the Company’s competitors’ marketing programs may impede the Company’s growth and the implementation of its business strategy.

The Company’s ability to compete also depends on the continued strength and consistency of its brands and products and their ingredients, the success of its marketing, innovation and execution strategies, the continued diversity of its product offerings, the successful management of new product introductions and innovations, strong operational execution, including sourcing and order fulfillment, and the Company’s success in entering new markets and expanding its business in existing geographies. If the Company is unable to continue to compete effectively, it could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s Inability To Anticipate And Respond To Market Trends And Changes In

Consumer Preferences Could Adversely Affect Its Financial Results.

The Company’s success depends on its ability to anticipate, gauge and react in a timely and cost-effective manner to changes in consumer tastes for hair care products, attitudes toward its industry and brands, as well as to where and how consumers shop. The Company must continually work to develop, manufacture and market new products, maintain and adapt to existing and emerging distribution channels, maintain and enhance the recognition of its brands, achieve a favorable mix of products, successfully manage its inventories, and refine its approach as to how and where the Company markets and sells its products. While the Company will devote effort and resources to shape, analyze and respond to consumer preferences, the Company recognizes that consumer tastes cannot be predicted with certainty and can change rapidly. The issue is compounded by the increasing use of digital and social media by consumers and the speed by which information and opinions are shared. If the Company is unable to anticipate and respond to sudden challenges that the Company may face in the marketplace, trends in the market for its products and changing consumer demands and sentiment, the Company’s financial results will suffer.

The Company’s New Product Introductions May Not Be As Successful As It Anticipates.

The Company has a process for the development, trial evaluation and validation of new product concepts. Nonetheless, each new product launch through the Company’s retail partners involves risks, as well as the possibility of unexpected consequences. For example, the acceptance of new product launches and sales to the Company’s retail partners may not be as high as the Company anticipates, due to lack of acceptance of the products themselves or their price, or limited effectiveness of the Company’s marketing strategies. In addition, the Company’s ability to launch new products may be limited by delays or difficulties affecting the ability of the Company’s suppliers or manufacturers to timely manufacture, distribute and ship new products or displays for new products or changes in regulatory requirements. Sales of new products may be affected by inventory management by the Company’s retail partners and the Company may experience product shortages or limitations in retail display space by its retail partners. The Company may also experience a decrease in sales of certain existing products as a result of newly-launched products, the impact of which could be exacerbated by shelf space limitations or any shelf space loss. Any of these occurrences could delay or impede the Company’s ability to achieve its sales objectives, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

As part of the Company’s ongoing business strategy, it expects it will need to continue to introduce new products in the Company’s traditional product categories of hair care, while also expanding its product launches into adjacent categories (such as body care) in which the Company may have little to no operating experience. The success of product launches in adjacent product categories could be hampered by the Company’s relative inexperience operating in such categories, failure to establish new buyer relationships, the strength of the Company’s competitors or any of the other risks referred to above. Furthermore, any introduction of new products or expansion into new product categories may prove to be an operational and financial constraint which inhibits the Company’s ability to successfully accomplish such introduction or expansion. New product launches may also encounter difficulties in manufacturing or packaging leading to lower than expected margins. The Company’s inability to introduce successful products in its traditional categories or in adjacent categories could limit the Company’s future growth and have a material adverse effect on its business, financial condition and results of operations.

The Company’s Success Depends, In Part, On The Quality, Performance, Safety And Claims Of

Its Ingredients, Its Products And Its Packaging.

Any loss of confidence on the part of consumers in the Company’s products or the ingredients used in its products, whether related to product contamination, safety, effectiveness, or other quality or product claim failures, actual or perceived, inclusion of prohibited ingredients, or recall of products that have been inadvertently mislabeled or misbranded, or otherwise violate government regulations, could tarnish the image of the Company’s brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or suitability for use by a particular consumer, even if untrue, may require the Company to expend significant time and resources responding to such allegations and could, from time to time, result in a withdrawal or recall of a product from any or all of the markets in which the affected product was distributed, or subject the Company to regulatory action or litigation in applicable jurisdictions. Any such issues or recalls could negatively affect the Company’s profitability and brand image.

If the Company’s products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet its consumers’ expectations or marketing claims, the Company’s relationships with consumers could suffer, the appeal of the Company’s brand could be diminished, the Company’s may need to withdraw or recall some of its products and/or become subject to regulatory action, boycotts, or liability claims and lawsuits, and the Company could lose sales or market share. In addition, safety or other defects in the Company’s competitors’ products could reduce consumer demand for the Company’s own products if consumers view them to be similar. Any of these outcomes could result in a material adverse effect on the Company’s business, financial condition and results of operations.

A General Economic Downturn, Or Sudden Disruption In Business Conditions May Affect Consumer Purchases Of Discretionary Items And/Or The Financial Strength Of The Company’s Customers That Are Retailers, Which Could Adversely Affect The Company’s Financial Results.

The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally, all of which are beyond the Company’s control. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of the Company’s products. A decline in consumer purchases of discretionary items also will impact the Company’s customers that are retailers. The Company’s inability to collect receivables from its largest customers or from a group of customers could have a material adverse effect on its business and its financial condition. If a retailer was to liquidate, the Company’s may incur additional costs if it chooses to purchase the retailer’s inventory of the Company’s products to protect brand equity. In addition, sudden disruptions in business conditions, for example, from events such as a pandemic, or other local or global health issues, conflicts around the world, or as a result of a terrorist attack, retaliation or similar threats, or as a result of adverse weather conditions, climate changes or seismic events, can have a short-term and, sometimes, long-term impact on consumer spending.

The Company’s Success Is Linked To The Size And Growth Rate Of The Hair Care Product Segment Of The Personal Care Industry And An Adverse Change In The Size Or Growth Rate Of Such Segment Could Have A Material Adverse Effect On The Company.

The success of the Company’s growth strategy is in part tied to the size and growth rate of the hair care product segment. It is difficult to estimate the size of the market and predict the rate at which the market for the Company’s products will grow, if at all. Furthermore, underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond the Company’s control, including media attention and scientific research, which  may be positive or negative. An adverse change in size or growth rate of the hair care products segment could have a material adverse effect on the Company’s business, financial condition and results of operations. While historically these categories perform well in poor economic environments, past performance does not necessarily predict future results.

The Company’s Hair Care Products Are Likely To Be Amongst The Most Expensive Hair Care  Products On The Market.

Given that the Company’s products are targeted to appeal to a wealthy and affluent customer base, its products will likely be amongst the more expensive hair care products on the market. As a result, the audience for the products will be smaller than other hair care products that are priced lower. Should the targeted market not accept this higher pricing, or not accept the Company's hair care products as being worth the higher prices, this could have a material adverse effect on the Company’s business, financial condition and results of operations.

Changes In Laws, Regulations And Policies That Affect The Company’s Business Could Adversely Affect Its Financial Results.

The Company’s business is subject to numerous laws, regulations and policies. Changes in the laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, the Company’s business, including changes in accounting standards, tax laws and regulations, laws and regulations relating to data privacy, anti-corruption, advertising, marketing, manufacturing, distribution, product registration, ingredients, chemicals and packaging, laws in Europe and elsewhere relating to selective distribution, environmental or climate change laws, regulations or accords, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company’s may take as a result could adversely affect its financial results.

Government Reviews, Inquiries, Investigations, And Actions Could Harm The Company’s Business Or Reputation.

The Company’s operations in certain countries are subject to significant governmental scrutiny and may be adversely impacted by the results of such scrutiny. The regulatory environment with regard to the Company’s business is evolving, and officials often exercise broad discretion in deciding how to interpret and apply applicable regulations. From time to time, the Company’s may receive formal and informal inquiries from various government regulatory authorities, as well as self-regulatory organizations, about the Company’s business and compliance with local laws, regulations or standards. Any determination that the Company’s operations or activities, or the activities of the Company’s employees, are not in compliance with existing laws, regulations or standards could negatively impact the Company in a number of ways, including the imposition of substantial fines, interruptions of business, loss of supplier, vendor or other third-party relationships, termination of necessary licenses and permits, or similar results, all of which could potentially harm the Company’s business and/or reputation. Even if an inquiry does not result in these types of determinations, it potentially could create negative publicity which could harm the Company’s business and/or reputation.

The Company Is Subject To Risks Related To The International Scope Of The Company’s Operations.

The Company will operate on an international basis. The Company’s international operations are subject to many risks and uncertainties, including:

•fluctuations in foreign currency exchange rates and the relative costs of operating in different places, which can affect the Company’s results of operations, the value of the Company’s foreign assets (if any), the relative prices at which the Company and competitors sell products in the same markets, the cost of certain inventory and non-inventory items required in the Company’s operations, and the relative prices at which the Company’s sells its products in different markets;

•foreign or U.S. laws, regulations and policies, including restrictions on trade, immigration and travel; import and export license requirements; tariffs and taxes; operations; and investments;

•lack of well-established or reliable legal and administrative systems in certain countries in which the Company operates;

•adverse weather conditions, currency exchange controls, and social, economic and geopolitical conditions, such as terrorist attacks, war or other military action.

These risks could have a material adverse effect on the Company’s business, prospects, reputation, results of operations and financial condition.

A Disruption In Operations Or The Company’s Supply Chain Could Adversely Affect The Company’s Business And Financial Results.

The Company is engaged in manufacturing and distribution on an international scale and is subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in supply chain or information systems, loss or impairment of key manufacturing sites or suppliers, product quality control, safety, increase in commodity prices and energy costs, licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which the Company has no control. If such an event were to occur, it could have an adverse effect on the Company’s business and financial results.

While the Company may use a variety of direct and indirect suppliers of goods and services from around the world, some of the Company’s products may rely on single or a limited number of suppliers. Changes in the financial or business condition of the Company’s suppliers could subject it to losses or adversely affect its ability to bring products to market. Further, the failure of the Company’s suppliers to deliver goods and services in sufficient quantities, in compliance with applicable standards, and in a timely manner could adversely affect the Company’s customer service levels and overall business. In addition, any increases in the costs of goods and services for the Company’s business may adversely affect its profit margins if the Company is unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in the Company’s operations.

As The Company Outsources Functions, The Company Becomes More Dependent On The Entities Performing Those Functions.

As part of the Company’s business strategy, it is continually looking for opportunities to provide essential business services in a more cost-effective manner. In some cases, this requires the outsourcing of functions or parts of functions that can be performed more effectively by external service providers. These may include certain information systems, manufacturing, distribution, finance, human resource and other business functions. While the Company’s believes it will conduct appropriate due diligence before entering into agreements with the outsourcing entity, the failure of one or more entities to provide the expected services, provide them on a timely basis or to provide them at the prices the Company expects may have a material adverse effect on the Company’s results of operations or financial condition. In addition, if the Company transitions systems to one or more new, or among existing, external service providers, the Company may experience challenges that could have a material adverse effect on its results of operations or financial condition.

The Company’s Success Depends, In Part, On Its Retention Of Key Members Of Its Senior Management Team And Ability To Attract And Retain Qualified Personnel.

The Company’s success depends, in part, on its ability to retain its key employees, including its executive officers, senior management team and development, operations, finance, sales and marketing personnel. The Company is a small company that relies on a few key employees, any one of whom would be difficult to replace, and because the Company is a small company, it believes that the loss of key employees may be more disruptive to the Company than it would be to a large, international company. The Company’s success also depends, in part, on its continuing ability to identify, hire, train and retain other highly qualified personnel. In addition, the Company may be unable to effectively plan for the succession of senior management. The loss of key personnel or the failure to attract and retain qualified personnel may have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company Will Be Reliant Upon Technology And The Disruption Or Malfunction In The Company’s Information Systems Could Adversely Affect The Company’s Business.

The Company’s industry depends upon the use of sophisticated technology and systems to process, transmit and store electronic information, including those utilized for the Company’s sales, inventory, customer management, administrative systems, business processes including product development, marketing, sales, order processing, production, distribution, finance and intracompany communications throughout the world. Consequently, disruptions or malfunctions in technology can impact the Company’s revenue. The operation of many of these systems is dependent upon third party data communication networks and software upgrades, maintenance and support. Furthermore, a significant portion of the communications between, and storage of personal data of, the Company’s personnel, customers, and suppliers depends on information technology. The Company’s information technology systems, and the systems of the parties the Company communicates and collaborates with, may be vulnerable to a variety of interruptions due to events beyond the Company’s control, including, but not limited to, network or hardware failures, malicious or disruptive software, unintentional or malicious actions of employees or contractors, cyberattacks by common hackers, criminal groups or nation-state organizations or social-activist (hacktivist) organizations, geopolitical events, natural disasters, failures or impairments of telecommunications networks, or other catastrophic events. Accordingly, an extended interruption in the ability of any system to function could significantly curtail, directly and indirectly, the Company’s ability to conduct its business and generate revenue.

The Company’s information technology systems can be expected to require refinements and there is the risk that advanced new technologies will be introduced. There can be no assurance that as various systems and technologies become outdated or new technology is required, the Company will be able to replace or introduce them as quickly as the Company’s competitors or within budgeted costs for such technology.

There can be no assurance that the Company’s will achieve the benefits that may have been anticipated from any new technology or system. Further, there can be no assurance that disruptions of the operation of these systems will not occur as a result of failures related to the Company’s internal or third-party systems and support.

The Company Is Subject To Risks Related To Cybersecurity.

Cyber threats are constantly evolving and this increases the difficulty of detecting and successfully defending against them. These events could compromise the Company’s confidential information, impede or interrupt the Company’s business operations, and may result in other negative consequences, including remediation costs, loss of revenue, litigation and reputational damage. While the Company will implement administrative and technical controls and taken other preventive actions to reduce the risk of cyber incidents and protect the Company’s information technology, they may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches to the Company’s computer systems.

In addition, the Company could experience cyber-attacks, privacy breaches, data breaches or other incidents that result in unauthorized disclosure of customer, employee or Company information. If the Company’s suffers a loss as a result of a breach or other breakdown in the Company’s technology, including such cyber-attack, privacy breaches, data breaches or other incident involving one of the Company’s vendors, that result in unauthorized disclosure or significant unavailability of business, financial, personal or stakeholder information, the Company’s may suffer reputational, competitive and/or business harm and may be exposed to legal liability, which may adversely affect the Company’s results of operations and/or financial condition. The misuse, leakage or falsification of information could result in violations of data privacy laws, the Company’s may become subject to legal action and increased regulatory oversight. The Company could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and information systems. In addition, if the Company’s suppliers or customers experience such a breach or unauthorized disclosure or system failure, their businesses could be disrupted or otherwise negatively affected, which may result in a disruption in the Company’s supply chain, which could adversely affect the Company’s business operations.

The Company seeks to minimize the impact of these attacks through various technologies, processes and practices designed to help protect the Company’s networks, systems, computers and data from attack, damage or unauthorized access. However, there are no guarantees that the Company’s cyber-security practices will be sufficient to thwart all attacks. While the Company may carry cyber breach, property and business operation interruption insurance, the Company may not be sufficiently compensated for all losses it may incur. These losses include not only a loss of revenues but also potential reputational damage to the Company’s brand and litigation, fines or regulatory action against the Company. Furthermore, the Company may also incur substantial remediation costs to repair system damage as well as satisfy liabilities for stolen assets or information that may further reduce the Company’s profits.

Failure To Maintain The Integrity Of Internal Or Customer Data Could Result In Faulty Business Decisions, Damage Of Reputation And/Or Subject The Company To Costs, Fines Or Lawsuits.

The Company’s business requires the collection and retention of internal and customer data, including credit card numbers and other personally identifiable information of the Company’s employees and customers as such information is entered into, processed, summarized, and reported by the various information systems the Company uses. The integrity and protection of that customer, employee, and company data is critical to the Company. The Company’s customers have a high expectation that the Company will adequately protect their personal information, and the regulatory environment surrounding information security and privacy is increasingly demanding, both in the United States and in international jurisdictions. If the Company fails to maintain compliance with the various U.S. and international laws and regulations applicable to the protection of such data or with the Payment Card Industry (“PCI”) data security standards, the Company’s ability to process such data could be adversely impacted and expose the Company to fines, litigation or other expenses or sanctions.

Changes In Privacy Laws Could Adversely Affect The Company’s Ability To Utilize Customer Data And Market Its Products Effectively And Could Impact The Company’s Results From Operations Or Result In Costs And Fines.

The Company’s business operations are subject to various U.S. and international privacy and data protection laws. Any future changes or restrictions in United States or international privacy and data protection laws could adversely affect the Company’s operations, including the Company’s ability to utilize customer data, which could adversely impact the Company’s finances. Compliance with such future changes or restrictions could result in significant costs. Failure to comply could expose the Company to fines, litigation, or other expenses or sanctions.

The Company may also rely on a variety of direct marketing techniques, including telemarketing, email, online marketing and postal mailings. Any future restrictions in laws such as Telemarketing Sales Rule, CANSPAM Act, and various U.S. state and international laws, or new federal laws regarding marketing and solicitation or international data protection laws that govern these activities could adversely affect the continuing effectiveness of telemarketing, email and postal mailing techniques and could force changes in the Company’s marketing strategies. If this occurs, the Company may not be able to develop adequate alternative marketing strategies, which could impact the amount and timing of the Company’s revenues.

The Company’s Marketing And Advertising Strategies May Not Be Successful.

The Company’s products are marketed in the United States and internationally through a diverse spectrum of advertising, marketing and promotional programs, with its products being marketed specifically for its target audience in the regions and countries in which those products are offered. The Company’s marketing efforts are centered on generating brand awareness and driving retailer and consumer demand for its products. The Company strives to educate consumers on its products, develop tools and platforms to drive consumer engagement and establish a recognizable shelf presence through the use of displays and recognizable packaging. The Company’s campaigns are launched across a varied communications platform, including digital and social media, magazines and newspapers and email. In addition, the Company seeks editorial coverage for its products in digital, social and print media. If these marketing and advertising programs and strategies are not successful, the Company’s product sales and brand reputation may be affected.

Profitability Of The Company’s Business Depends On Prime Placement And On The Planograms Of its Retail Partners.

Some retailers use planograms to determine the placement of retail products on shelves as well as the number of facings each product should be allocated, which dictate the layout of a store. The amount of space or facings reserved for the Company’s products may have a significant impact on its sales. Planograms are often designed months before they are implemented in stores and generally retailers undertake 1-2 major resets per annum. However, because consumer demand can change, planograms are never static, and can be designed or re-designed when the seasons change, when assortments are updated, and when new stores open. If the Company loses prime placement on retail shelves or in planograms of the Company’s retail partners, or if he Company does not secure prime placement in the first place, it could experience a decline in its sales, be forced to reduce pricing, forego price increases required to off-set increased costs of raw materials, increase capital and other expenditures, or lose market  share, all of which could adversely affect the Company’s profitability. In addition, heightened competitive activity and retail planogram compression could lead to lower than expected consumption and delisting of the Company’s products, which would adversely affect its revenues and overall business.

There May Be Claims Made Against The Company From Time To Time That Could Result In Litigation, Distract Management From The Company’s Business Activities And Result In Significant Liability Or Damage To The Company’s Brand. The Company May Also Experience Product Recalls.

As a small company with expanding operations, the Company increasingly faces the risk of litigation and other claims. Litigation and other claims may arise in the ordinary course of the Company’s business and, in addition to product-oriented allegations and personal injury claims, include without limitation employee and customer claims, commercial disputes, and intellectual property issues. These claims can raise complex factual and legal issues that are subject to risks and uncertainties and could require significant management time. Litigation and other claims against the Company, even if the Company is ultimately successful, could result in unexpected expenses and liabilities, which could materially and adversely affect the Company’s operations, financial condition and reputation.

Though many of the Company’s products are natural, naturally-derived or plant-based, the Company could still be subject to material product claims if people are harmed by or otherwise take issue with the Company’s products or the claims made about such products, which could increase the Company’s costs and adversely affect its reputation, revenues and operating income. Some of the products the Company markets, sells or distributes may expose the Company to advertising, labelling, warranty, consumer class action, or product liability claims relating to personal injury or environmental damage, and may require product recalls, relabeling, repackaging, reformulation or other actions.

The Company may initiate or participate in product reformulation, recalls, withdrawals or seizures if any of the Company’s products are believed to cause injury or if the Company is alleged to have violated governmental regulations in the formulation, labelling, promotion, sale or distribution of its products in one or more jurisdictions. A significant product reformulation, recall, withdrawal or seizure may require significant management attention, would likely result in substantial and unexpected costs and may materially and adversely affect the Company’s business, financial condition and results of operations. Product recalls may lead to increased scrutiny of the Company’s operations by regulatory agencies, requiring further management attention and potential legal fees  and other expenses. Furthermore, a significant product recall, withdrawal or seizure may adversely affect consumer confidence in the Company’s products and thus decrease consumer demand for its products. If products are offered for sale by the Company do not comply with applicable regulatory and legal requirements in a particular country, the Company may be prohibited from marketing and selling such products in that country, may be required to recall or remove such products from the market, or may be subject to other regulatory actions, and may face lawsuits or other claims related to any alleged non-compliance, which could materially and adversely affect the Company’s business, financial condition and results of operation.

Although the Company maintains liability insurance to mitigate potential claims, it cannot be certain that the  coverage will cover any or all losses, expenses, damages or liabilities actually incurred or that insurance will continue to be available on economically reasonable terms or at all.

Competitors May Attempt To Imitate The Company’s Innovative Products And Divert Sales. If The Company IS Unable To Protect Its Intellectual Property The Value Of Its Brand And Other Intangible Assets May Be Diminished, And Its Business May Be Adversely Affected.

The Company’s trademarks are valuable assets that support its brand and consumers’ perception of its products. Although the Company has existing and pending trademark registrations for its brands in North America and in some of the foreign countries in which it operates, the Company may not be successful in asserting trademark or trade name protection in all jurisdictions. The Company also has not applied for trademark protection in all relevant foreign jurisdictions and cannot assure anyone that its pending trademark applications will be approved. Third parties may also oppose the Company’s trademark applications domestically or abroad, or otherwise challenge its use of the trademarks. In the event that the Company’s trademarks are successfully challenged, the Company could be forced to rebrand its products in some parts of the world, which could result in the loss of brand recognition and could require the Company to devote resources to advertising and marketing new brands.

The efforts the Company has taken to protect its trademark rights may not be sufficient or effective to protect its business and, as a consequence, its business, financial condition and results of operations may be materially and adversely affected. The Company may need to engage in litigation or other activities to enforce its trademark rights or to determine the validity and scope of proprietary rights of others. Any such activities could require the Company to expend significant resources and divert the efforts and attention of its management and other personnel from its business operations.

The Company’s Success Depends On Its Ability To Operate Its Business Without Infringing, Misappropriating Or Otherwise Violating The Trademarks, Patents, Copyrights And Other Proprietary Rights Of Third Parties.

The Company’s commercial success depends in part on its ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights, trade secrets, publicity and other proprietary rights of others. The Company cannot be certain that the conduct of its business does not and will not infringe, misappropriate or otherwise violate such rights. From time to time, the Company may receive allegations of intellectual property infringement and third parties may file claims against the Company with allegations of intellectual property infringement. To the extent the Company gains greater visibility and market exposure, it may also face a greater risk of being the subject of such claims and litigation. For  these and other reasons, third parties  may allege that the Company’s products or activities infringe, misappropriate, dilute or otherwise violate their trademark, patent, copyright, trade secret, publicity or other proprietary rights. Defending against allegations and litigation could be expensive, occupy significant amounts of time, divert management’s attention from other business concerns and have an adverse impact on the Company’s ability to bring products to market. In addition, if the Company is found to infringe, misappropriate, dilute or otherwise violate third-party trademark, patent, copyright, trade secrets, publicity or other proprietary rights, the Company’s ability to use brands to the fullest extent it plans may be limited, the Company may need to obtain a license, which may not be available on commercially reasonable terms, or at all, or the Company may need to redesign or rebrand its marketing strategies or products, which may not be possible. The Company may also be required to pay substantial damages or be subject to an order prohibiting it and its retail partners from importing or selling certain products or engaging in certain activities. The Company’s inability to operate its business without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and proprietary rights  of  others  could  have  a  material  adverse  effect  on  its  business,  financial  condition  and  results of operations.

The Company Relies On Third-Party Suppliers, Manufacturers, Distributors And Other Vendors, And They May Not Continue To Produce Products Or Provide Services That Are Consistent With The Company’s Standards Or Applicable Regulatory Requirements, Which Could Harm The Company’s Brand, Cause Consumer Dissatisfaction, And Require It To Find Alternative Suppliers Of Its Products Or Services.

The Company does not own or operate any manufacturing facilities. The Company uses third-party suppliers and manufacturers to source and manufacture all of its products. The Company engages its third-party suppliers and manufacturers on a purchase order basis. Consequently, the Company’s suppliers and manufacturers have no continuing obligations to provide services or to guarantee capacity, which could affect the Company’s ability to sell products. The ability of these third parties to supply and manufacture  products may be affected by competing orders placed by other customers and the demands of those customers, or by events beyond the control of such third-party suppliers and manufacturers, in which case the Company’s ability to and the manner in which the Company supplies products to consumers may be impacted. If the Company experiences significant increases in demand or need to replace a significant number of existing suppliers or manufacturers, there can be no assurance that additional supply and manufacturing capacity will be available when required on terms that are acceptable to the Company, or at all, or that any supplier or manufacturer will allocate sufficient capacity to the Company in order to meet its requirements.

The Company may outsource significant portions of its distribution process, as well as certain technology- related functions, to third-party service providers. Specifically, the Company may rely on third-party distributors to sell its products in a number of foreign countries and may be dependent on a single third-party vendor for credit card processing. The failure of one or more of these entities to provide the expected services on a timely basis, or at all, or at the prices the Company expects, or the costs and disruption incurred in changing these outsourced functions to being performed under the Company’s management and direct control or that of a third-party, may have a material adverse effect on the Company’s business, financial condition and results of operations.

Further, the Company’s third-party manufacturers, suppliers and distributors may:

•have economic or business interests or goals that are inconsistent with the Company’s;

•take actions contrary to the Company’s instructions, requests, policies or objectives or applicable law;

•be unable or unwilling to fulfill their obligations under relevant purchase orders, including obligations to meet the Company’s production deadlines, quality standards, pricing guidelines and product specifications, and to comply with applicable regulations, including those regarding the safety and quality of products and ingredients;

•have financial difficulties;

•encounter raw material or labor shortages;

•encounter increases in the costs of raw materials and labor costs which may affect the Company’s procurement costs;

•disclose the Company’s confidential information or intellectual property to competitors or third parties;

•engage in activities or employ practices that may harm the Company’s reputation;

•experience disruptions in operations at their manufacturing facilities or distribution centers;

and

•work with, be acquired by, or come under control of, the Company’s competitors.

The occurrence of any of these events, alone or together, could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, such problems may require the Company to find new third-party suppliers, manufacturers or distributors, and there can be no assurance that the Company would be successful in finding third-party suppliers, manufacturers or distributors meeting the Company’s standards of innovation and quality.

The management and oversight of the engagement and activities of the Company’s third-party suppliers, manufacturers and distributors requires substantial time, effort and expense of the Company’s employees, and the Company may be unable to successfully manage and oversee the activities of its third-party manufacturers, suppliers and distributors. If the Company experiences any supply chain disruptions caused by the manufacturing process or by the Company’s inability to locate suitable third-party manufacturers or suppliers, or if the Company’s manufacturers or raw material suppliers experience problems with product quality or disruptions or delays in the manufacturing process or delivery of the finished products or the raw materials used to make such products, the Company’s business, financial condition and results of operations could be materially and adversely affected.

If The Company Fails To Manage Its Inventory Effectively, Its Results Of Operations, Financial Condition And Liquidity May Be Materially And Adversely Affected.

The Company’s business requires it to manage a large volume of inventory effectively. The Company depends on its forecasts of demand for, and popularity of, various products to make purchase decisions and to manage its inventory of SKUs. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. Demand may be affected by new product launches, rapid changes in product cycles and pricing, product defects, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to its products and other factors, and the Company’s consumers may not purchase products in the quantities that the Company expects. It may be difficult to accurately forecast demand and determine appropriate levels of product or componentry. If the Company fails to manage its inventory effectively or negotiate favorable credit terms with third-party suppliers, it may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if the Company is required to lower sale prices in order to reduce inventory level or to pay higher prices to its suppliers, the Company’s profit margins might be negatively affected. Any of the above may materially and adversely affect the Company’s business, financial condition and results of operations.

The Company May Experience Difficulties In Maintaining Or Expanding Its Sales In Its Current And Targeted International Markets And Its International Sales Expose The Company To Risks And Expenses Inherent In Operating Or Selling Products In Foreign Jurisdictions, And Developing And Emerging Markets In Particular, Where The Risks May Be Heightened.

There can be no assurance that the Company will be able, in the future, to transact with international distribution partners or any other similar distributor on favorable terms or at all. Several factors, including legal and regulatory compliance, and weakened economic conditions in any of the Company’s international markets, could adversely affect such growth.

Additionally, the Company’s entry into new international markets requires management attention and financial resources that would otherwise be spent on other parts of the Company’s business. Some of the countries in which the Company sells its products, or otherwise have an international presence, are to some degree subject to political, economic and/or social instability. The Company’s international sales expose it to risks and expenses inherent in operating or selling products in foreign jurisdictions, and developing and emerging markets in particular where the risks may be heightened. The substantial up-front investment required, the lack of consumer awareness of the Company’s products in these jurisdictions, differences in consumer preferences and trends between jurisdictions, the risk of inadequate intellectual property protections and differences in packaging, labelling, cosmetics and related laws, rules and regulations are all substantial matters that need to be evaluated prior to doing business in new territories. The Company cannot be assured that its international efforts will be successful. In addition to the risks mentioned elsewhere, these risks and expenses could have a material adverse effect on the Company’s business, results of operations or financial position and include without limitation:

•adverse currency exchange rate fluctuations;

•risks associated with complying with laws and regulations in the countries in which the Company’s products are sold, including without limitation requirements pertaining to product advertising, labelling or ingredient use, and requirements to apply for and obtain licenses, permits or other approvals for the Company’s products, and the delays associated with obtaining such licenses, permits or other approvals;

•the costs of adapting the Company’s products for sale in foreign countries, including to change the Company’s formulations, formats, labelling or packaging;

•multiple, changing, and often inconsistent enforcement of laws, rules and regulations, including regulations and standards relating to consumer health products;

•risks associated with the reliance on the Company’s international distribution partners, including the possible failure of the Company’s international distribution partners to appropriately understand, represent and effectively market and sell the Company’s products;

•damage to the Company’s reputation or brand if counterfeit versions of the Company’s products are introduced into the Company’s international markets;

•the imposition of additional foreign governmental controls or regulations, new or enhanced trade restrictions or non-tariff barriers to trade, or restrictions on the activities of foreign agents, representatives, and distributors;

•increases in taxes, tariffs, customs and duties, or costs associated with compliance with import and export licensing and other compliance requirements;

•the imposition of restrictions on trade, currency conversion or the transfer of funds or limitations on the Company’s ability to repatriate non-Canadian earnings in a tax effective manner;

•the imposition of United States and/or international sanctions against a country, company, person or entity with whom the Company does business that would restrict or prohibit the Company’s continued business with the sanctioned country, company, person or entity;

•downward pricing pressure on the Company’s products in the Company’s international markets, due to competitive factors or otherwise;

•laws and business practices favoring local companies;

•political, social or economic unrest or instability, including without limitation military conflicts and acts  of terrorism;

•greater risk on credit terms, longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•difficulties in enforcing or defending intellectual property rights; and

•the effect of disruptions caused by severe weather, natural disasters, outbreak of disease or other events  that make travel to a particular region less attractive or more difficult.

The Company’s international efforts may not produce desired levels of sales. Furthermore, the Company’s experience with selling products in its current international markets may not be relevant or may not necessarily translate into favorable results if the Company sells in other international markets. If and when the Company enters into new markets in the future, the Company may experience different competitive conditions, less familiarity with the Company’s brands and/or different consumer tastes and spending patterns. As a result, the Company may be less successful than expected in expanding the Company’s sales in its current and targeted international markets. Sales into new international markets may take longer to ramp up and reach expected sales and profit levels, or may never do so, thereby affecting the Company’s overall growth and profitability. To build brand awareness in these new markets, the Company may need to make greater investments in legal compliance, advertising and promotional activity than originally planned, which could negatively impact the expected profitability of the Company’s sales in those markets. These or one or more of the factors listed above may harm the Company’s business, results of operations or financial condition. Any material decrease in the Company’s international sales or profitability could also adversely impact the Company’s overall business, results of operations or financial condition.

Furthermore, some of the Company’s operations and sales may be conducted in parts of the world that experience illegal sales practices or corruption or are operated under legal system susceptible to undue influences to some degree. Although the Company has policies and procedures in place that are designed to promote legal and regulatory compliance, the Company’s employees, distribution partners and consultants could take actions that violate applicable anti-corruption laws or regulations. Violations of these laws, or allegations of such violations, could have a material adverse effect on the Company’s business, results of operations or financial position.

The Company Is Subject To Insurance-Related Risks.

The Company plans to, at some time in the future, purchase liability insurance, business interruption and property insurance and the Company’s insurance coverage will include deductibles, self-insured retentions, limits of liability and similar provisions. However, there is no guarantee that the insurance coverage will be sufficient, or that insurance proceeds will be timely paid to the Company. In addition, there are types of losses the Company may incur but against which it cannot be insured or which the Company believes are not economically reasonable to insure, such as losses due to acts of war or certain natural disasters. If the Company incurs these losses and they are material, the Company’s business, operating results and financial condition may be adversely affected. Also, certain material events may result in sizable losses for the insurance industry and materially adversely impact the availability of adequate insurance coverage or result in significant premium increases. Accordingly, the Company may elect to self-insure, accept higher deductibles or reduce the amount of coverage in response to such market changes.

Although the Company currently insures the Company’s inventory, its insurance coverage may not be sufficient to cover the full extent of any loss or damage to its inventory or its third-party distribution facilities, and any loss, damage or disruption of these facilities, or loss or damage of the inventory stored there, could materially and adversely  affect the Company’s business, financial condition and results of operations.

Use Of Social Media May Materially And Adversely Affect The Company’s Reputation Or Subject It To Fines Or Other Penalties.

The Company uses, or will use the internet and social media networks including Facebook, Instagram and Twitter to reach customers. Negative commentary regarding the Company or its products may be posted on the Company’s social media platforms and may be adverse to the Company’s reputation or business. The Company’s target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording the Company an opportunity for redress or correction. The Company  also  uses these third-party social media platforms as marketing tools. As e-commerce and social media platforms continue to rapidly evolve, the Company must continue to maintain a presence on these platforms and establish presence on new or emerging popular social media platforms. If the Company is unable to cost-effectively use social media platforms as marketing tools, the Company’s ability to acquire new consumers and the Company’s financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by the Company, the Company’s employees or third parties, whether or not acting at the Company’s direction, to abide by applicable laws and regulations in the use of these platforms and devices could subject it to regulatory investigations, lawsuits, liability, fines or other penalties and have a material adverse effect on the Company’s business, financial condition and  results of operations.

In addition, an increase in the use of social media for product promotion and marketing may cause an increase in the burden on the Company to monitor compliance of such materials, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations. The inability of or failure by the Company to timely or properly monitor all product promotion conducted online or through social media or elsewhere may also subject the Company to regulatory action, lawsuits, liability, fines or other penalties and have a material adverse effect on the Company’s business, financial condition or results of operations.

Compliance With Existing And Changes In Legal, Regulatory And Industry Standards May Adversely Affect The Company’s Business.

In the United States and in the Company’s international markets, the formulation, manufacturing, packaging, labelling, handling, distribution, importation, exportation, licensing, sale and storage of the Company’s products are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at all levels of government in the United States and other foreign jurisdictions. There is currently no uniform regulation applicable to hair care products worldwide. There can be no assurance that the Company is in compliance with all of these laws, regulations and other constraints. The Company’s failure to comply with these laws, regulations and other constraints or new laws, regulations or constraints could lead to the imposition of significant penalties or claims and could negatively impact the Company’s business, financial condition and results of operations. In addition, a change in existing legal, regulatory, and industry standards or the adoption of new laws, regulations, standards or other constraints or changes in the interpretations of such requirements may result in significant compliance costs or lead the Company to discontinue product sales and may have an adverse effect on the formulation, packaging, labelling or marketing of the Company’s products, resulting in significant loss of sales and production delays. The introduction of new environmental laws affecting the size or materials composition of the Company’s packaging could impact the visibility of the Company’s products on the display shelves of the Company’s retail partners or require necessary changes to product formulation, labelling, packaging or marketing, which may result in significant loss of sales or production delays. Any of the foregoing could have a material adverse effect on the Company’s business, financial condition or results of operations.

In the United States, personal care products are regulated by the FDA, FTC, and other regulatory bodies. Governmental regulations in countries where the Company plans to commence or expand operations may prevent or delay entry into those markets or require the Company to incur additional costs. In addition, the Company’s ability to sustain satisfactory levels of sales in the Company’s existing markets is dependent in significant part on the Company’s ability to introduce additional products into such markets. However, governmental regulations in the Company’s existing markets, both domestic and international, can delay or prevent the introduction, or require the reformulation, relabeling or withdrawal, of certain of the Company’s products. Further, such regulatory action, whether or not it results in a final determination adverse to the Company, could create negative publicity, with detrimental effects on sales and brand reputation.

A number of governmental authorities worldwide have enacted, or are considering, legal requirements that would mandate certain rates of recycling, the use of recycled materials and/or limitations on certain kinds of packaging materials such as plastics. In addition, some companies with packaging needs have responded to such developments, and/or to perceived environmental concerns of consumers, by using containers made in whole or in part of recycled materials. Such developments may reduce the demand for some of the Company’s products, and/or increase its costs.

There has been an increase in regulatory activity and activism in certain foreign markets, and the regulatory landscape is becoming more complex with increasingly strict requirements. In particular, there has been increased legal and regulatory scrutiny of product ingredients and labelling and marketing claims under existing and new regulations. Such anticipated regulatory and standards changes may introduce some risk and harm to the Company’s operations if the Company’s products or advertising activities are found to violate existing or new laws or regulations or if the Company is not able to affect necessary changes to the Company’s products in a timely and efficient manner to respond to changes in or new regulations. If this trend continues, the Company may find it necessary to alter some of the ways the Company has traditionally manufactured and marketed the Company’s products in order to stay in compliance with a changing regulatory landscape, and this could add to the costs of the Company’s operations and have an adverse impact on the Company’s business. To the extent federal, provincial, state, local or foreign regulatory changes regarding consumer protection, or the ingredients, claims or safety of the Company’s products occur in the future, they could require the reformulation or discontinuation of certain of the Company’s products, revisions to the product packaging or labelling, or adjustments in the Company’s or  the Company’s  third-party manufacturer’s, supplier’s or distributor’s operations and systems, any of which could result in, among other things, increased costs, delays in production or product launches, product returns or recalls and lower net sales, and therefore could have a material adverse effect on the Company’s business, financial condition and results of operations. Noncompliance with applicable regulations could result in enforcement action by the FDA or other regulatory authorities, including but not limited to product seizures, injunctions, product recalls, and criminal or civil monetary penalties, all of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Facilities Of The Company’s Third-Party Manufacturers May Be Subject To Audit, Inspection, Or Regulation By Regulatory Authorities.

Facilities of the Company’s third-party manufacturers may be subject to audit, inspection, or regulation by applicable regulatory authorities. The Company’s operations could be harmed if regulatory authorities make determinations that the Company, or its vendors and business partners, are not in compliance with applicable regulations. If a regulatory authority discovers or otherwise becomes aware of a violation of law, it may, among other things, enjoin the Company’s  manufacturer’s  operations, seize product, and impose administrative, civil or criminal penalties. If the Company or its manufacturers fail to comply with applicable regulatory requirements, the Company could be required to take costly corrective actions, including without limitation suspending manufacturing operations, changing product formulations, suspending sales, or initiating product recalls. In addition, compliance with applicable regulations has increased and may further increase the cost of manufacturing certain of the Company’s products as the Company works with the Company’s vendors to assure they are qualified and in compliance. Any of these outcomes could have a material adverse effect on the Company’s business, financial condition and results of operations.

Government Regulations And Private Party Actions Relating To The Marketing And Advertising Of The Company’s Products May Restrict, Inhibit Or Delay The Company’s Ability To Sell The Company’s Products And Harm The Company’s Business, Financial Condition And Results Of Operations.

Government authorities regulate advertising and product claims regarding the nature, performance and benefits of the Company’s products. These regulatory authorities typically require a reasonable basis to support any marketing claims. What constitutes a reasonable basis for substantiation can vary widely from market to market, and there is no assurance that the efforts that the Company undertakes to support the Company’s claims will be deemed adequate for any particular product or claim. A significant area of risk for such activities relates to improper or unsubstantiated claims about the Company’s products and their use or safety. If the Company is unable to show adequate substantiation for the Company’s product claims, or the Company’s promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, the FDA, the FTC or other regulatory authorities could take enforcement action or impose penalties, such as monetary consumer redress, requiring the Company to revise its marketing materials, amend the Company’s claims or stop selling certain products, all of which could harm the Company’s business, financial condition and results of operations. Any regulatory action or penalty could lead to threatened or actual private party claims or actions, including class actions, or such claims and actions may arise in the absence of regulatory action or requirements. These claims or actions, particularly any unfavorable resolution thereof, may restrict, inhibit or delay the Company’s ability to sell products and could further harm the Company’s business, financial condition and results of operations.

The Company May Be Required To Recall Products And May Face Product Liability Claims, Either Of Which Could Result In Unexpected Costs And Damage The Company’s Reputation.

The Company sells products for human use. The Company’s products intended for use as hair care products are not generally subject to pre-market approval or registration processes, so the Company cannot rely upon a government safety panel to qualify or approve the Company’s products for use. A product may be safe for the general population when used as directed but could cause an adverse reaction for a variety of reasons, such as if a consumer has a health condition or allergies, or is taking a prescription medication. While the Company includes what it believes are adequate instructions and warnings, previously unknown adverse reactions could occur. If the Company discovers that any of the Company’s products are causing adverse reactions, the Company could suffer further adverse publicity, lawsuits or regulatory/government sanctions.

Potential product liability risks may arise from the testing, manufacture, sale, advertising and use of the Company’s products, including without limitation that the products caused personal injury or property damage, fail to meet quality or manufacturing specifications or marketing claims, make improper claims, contain contaminants,  include inadequate instructions as to their proper use, include inadequate warnings concerning side effects and interactions with other substances or for persons with health conditions or allergies, or cause adverse reactions  or side effects. Product liability claims could increase the Company’s costs and divert the efforts and attention of the Company’s management and other personnel from the Company’s business operations, and could adversely affect the Company’s  business,  financial condition and results of operations. As the Company continues to offer an increasing number of new products or product lines, the Company’s product liability risk may increase. It may be necessary for the Company to recall products that do not meet approved specifications or because of the side effects resulting from the use of the Company’s products, which would result in adverse publicity, potentially significant costs in connection with the recall and could have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, plaintiffs in the past have received substantial settlements or damage awards from  other companies based upon claims arising from injuries allegedly caused by the use of their products. Although the Company currently maintains some general liability insurance, any claims brought against the Company may not be covered by or may exceed the Company’s existing or future insurance policy coverage or limits. Any judgment against the Company that is in excess of the Company’s policy coverage or limits would have to be paid from the Company’s cash reserves, which would reduce the Company’s capital resources. In addition, the Company may be required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future. Further, the Company may not have sufficient capital resources  to pay a judgment, in which case the Company’s creditors could levy against the Company’s assets. Any product liability claim or series of claims brought against the Company could harm the Company’s business significantly, particularly if a claim were to result in adverse publicity or damage awards outside or in excess of the Company’s insurance policy limits.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given Share when additional Shares are issued. If all of the Shares of Class A Common Stock in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 8.2% of the total Shares of the Company.

The Company anticipates that subsequent to this Offering, the Company may require additional capital. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional Shares of Class A Common Stock or other securities such as stock, or securities or debt convertible into stock or additional classes of Shares. When the Company issues more Shares or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of Shares outstanding could also result from a Share offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising equity or Share options, employees or others being granted Shares or equity or by conversion of certain instruments such as convertible bonds, other classes of Shares or warrants into Shares or other equity. If the Company decides to issue more Shares or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Share, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Shares or securities in a “down round” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into Shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more Shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a Share price ceiling. Either way, the holders of the convertible notes get more Shares for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more Shares for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has issued a single convertible note that is redeemable for Class A Shares that would be conveyed to that party by the existing Class A Members and therefore that redemption would not specifically be a dilution event, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it’s important to realize how the value of those Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

If you invest in the Company’s Shares of Class A Common Stock, your interest will be diluted immediately to the extent of the difference between the Offering price per Share of Class A Common Stock and the pro forma net tangible book value per Share after this Offering. As of December 31, 2018, the net tangible book value of the Company was $1,054,152 since the Company has not generated significant revenue to date and had cumulative expenses equal to $88,140 and $1,143,254_ in paid-in-capital.  Based on the number of Shares of Class A and Class B Common Stock (7,800,000) issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of $0.136 per Share on a pro forma basis. Net tangible book value per Share consists of Shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.948 per Share.

Thus, if the Offering is fully subscribed, the net tangible book value per Share owned by the Company’s current Shareholders will have immediately increased by approximately $0.812 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $9.052 per Share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

The following tables illustrate the per Share dilution which would occur under each of the “Use of Proceeds” section scenarios shown below (after deducting the appropriate offering expenses for each scenario):

If the total capital raised is $1,500,000:
Offering price per Share of Class A Common Stock*	$10.00
Net Tangible Book Value per Share before Offering (based on 7,800,000 Shares)	$0.136
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 150,000 Shares)	$0.322
Net Tangible Book Value per Shares after Offering (based on 7,950,000 Shares)	$0.186
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.678
*Before deduction of offering expenses

If the total capital raised is $3,000,000:
Offering price per Share of Class A Common Stock*	$10.00
Net Tangible Book Value per Share before Offering (based on 7,800,000 Shares)	$0.136
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 300,000 Shares)	$0.501
Net Tangible Book Value per Shares after Offering (based on 8,100,000 Shares)	$0.365
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.498
*Before deduction of offering expenses

If the total capital raised is $4,500,000:
Offering price per Share of Class A Common Stock*	$10.00
Net Tangible Book Value per Share before Offering (based on 7,800,000 Shares)	$0.136
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 450,000 Shares)	$0.674
Net Tangible Book Value per Shares after Offering (based on 8,250,000 Shares)	$0.538
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.326
*Before deduction of offering expenses

If the total capital raised is $7,000,000:
Offering price per Share of Class A Common Stock*	$10.00
Net Tangible Book Value per Share before Offering (based on 7,800,000 Shares)	$0.136
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 700,000 Shares)	$0.948
Net Tangible Book Value per Shares after Offering (based on 8,500,000 Shares)	$0.812
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$9.052
*Before deduction of offering expenses

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to existing Shareholders for Shares acquired by them in a transaction during the past year.  The Company’s operations to date have been funded by additional paid in capital. Total funding provided by these sources from inception through December 31, 2018 amounted to $1,143,254.00 and has continued since then. The average effective cash contribution for Shares acquired by investors in transactions during the past year was approximately $0.00001 per Share, whereas the public contribution under this Offering will be $10.00 per Share of Class A Common Stock.

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $7,000,000.00 of Shares of Class A Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of Shares (other than the per investor minimum of 10 Shares) or amount of proceeds required to be sold to distribute funds to the Company. The Company will not initially sell the Shares of Class A Common Stock through commissioned broker-dealers other than Cuttone & Co. LLC, but may do so after the commencement of the offering. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1-A and Offering Circular to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in the __________ Bank account for more than approximately 30 business days assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in the bank account will be distributed to the Company, and the associated Shares will be issued to all investors from said closing at the same time following each closing of the Offering. Funds tendered by investors will be kept in the __________ Bank account until the next closing after they are received by the bank.

All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the __________ Bank account established for this Offering or deliver checks made payable to “__________” which shall be deposited into the __________ Bank account and released to the Company at each closing. Should the Company choose to accept credit or debit cards as payment of the subscription amount, processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing such payments.

Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in the __________ Bank account will promptly be refunded to each investor without interest or deductions. The Company may terminate the Offering at any time for any reason at its sole discretion, and may extend the Offering past the planned termination date in the absolutely discretion of the Company.

None of the Shares of Class A Common Stock being sold in this Offering are being sold by existing securities holders. All of the securities being sold in this Offering were authorized as of November 13, 2018.

After the Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company has engaged __________ Bank as the bank to hold investor funds until compliance is complete. Because this is not a contingent offering, no escrow account will be established and no escrow agreement will be filed as Exhibit 1A-8 to this Form 1-A of which this Preliminary Offering Circular is a part.

The Company initially will use its existing website, www.Kerluxe.com, to provide notification of the Offering. Persons who desire information will be directed to either www.Kerluxe.com, another website owned by the Company or a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Cuttone & Company, LLC (“Cuttone”), a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services:

1.Accept investor data from the Issuer, generally via a reputable software system or technology provider, but also via other means as may be established by mutual agreement;;

2.Process potential investors, including, but not limited to, running reasonable background checks for anti-money laundering and PATRIOT Act purposes (together, “AML”), as well as comply with Know Your Customer (“KYC”) rules;

3.Review and process information from potential investors, including but not limited to running reasonable background checks for AML, IRS tax fraud identification and purposes, and to gather and review responses to customer identification information;

4.Review subscription agreements received from prospective investors to confirm their participation in the Offering and determine;

5.Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6.Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors, investor relationship management, and record keeping;

8.Keep investor details and data confidential and not disclose to any third party except as required by regulators or by law (e.g. as needed for AML); and

9.Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Cuttone & Co., LLC a broker-dealer services fee equivalent to 5% of all capital raised in the Offering and 3% cashless exercise warrants on all capital raised in the Offering, exercisable for up to 5 years. Administrative service fees will be charged to Issuer at the time of the service.

The Company may engage Cuttone, or additional broker-dealers to perform additional services, including possibly joining a syndicate or selling group of broker-dealers for placement agent services. Additional fees to those disclosed in this Offering Circular, may be paid to these additional broker-dealers if they are retained.

Cuttone is not participating as an underwriter in this Regulation A Offering and under no circumstance will it solicit any investment in the Company in this Regulation A Offering, recommend the Company's securities in this Regulation A Offering or provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Cuttone is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering prospectus in this Regulation A Offering or the Regulation A Offering itself. Based upon Cuttone's anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Cuttone's involvement in this offering as any basis for a belief that it has done extensive due diligence. Cuttone does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 360 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company, or as otherwise set out herein.

If you decide to subscribe for any Shares of Class A Common Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $100.00 for 10 Shares unless reduced on a case-by-case basis by the Company. If paying by check, all subscription checks should be sent to __________________. In such case, subscription checks should be made payable to “__________.” If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per Share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. The Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Shares may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Shares of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares of Class A Common Stock being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

_____________________ will serve as transfer agent to maintain Shareholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so. Because the Offering is a “best efforts” offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Shares in this Offering are $7,000,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $6,450,000.00 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operation, general working capital, marketing and new product development. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or managers of the issuer. The officers and managers of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

USE OF PROCEEDS TABLE

	$1,500,000.00	$3,000,000.00	$4,500,000.00	$7,000,000.00
General and Administrative	$150,000.00	$300,000.00	$450,000.00	$700,000.00
Inventory	$200,000.00	$600,000.00	$1,000,000.00	$1,700,000.00
Marketing/PR	$200,000.00	$400,000.00	$600,000.00	$900,000.00
Digital and Online Marketing	$300,000.00	$600,000.00	$900,000.00	$1,400,000.00
Working Capital	$450,000.00	$900,000.00	$1,350,000.00	$2,100,000.00
Offering Expenses (1)	$200,000.00	$200,000.00	$200,000.00	$200,000.00
Broker-Dealer Fees (2)	$75,000.00	$150,000.00	$225,000.00	$350,000.00
TOTAL	$1,500,000.00	$3,000,000.00	$4,500,000.00	$7,000,000.00

(1) The Offering Expenses are estimated at a total of $200,000 in the chart above, but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to any technology provider or service fees paid to Cuttone or any type of commissions to be paid to any broker-dealer.

(2) The Company shall pay Cuttone & Co. LLC (“Cuttone”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Cuttone (or its designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering. Fees in the chart above only reflect the cash fee (5%), and do not reflect the warrants, which are also not represented in the capitalization table herein. Cuttone may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment to this Offering Circular will be filed disclosing the additional fees. Cuttone is not an underwriter and will not be paid underwriting fees, but will be paid service fees.

DESCRIPTION OF THE BUSINESS

General

Kerluxe, Inc. (the “Company”) is a Delaware corporation formed on November 13, 2018. On December 4, 2018, Kerulxe, Inc. acquired 100% of the shares of Kerluxe, AG, a Swiss Company that created the Kerluxe haircare brand, effectively moving the entire Kerluxe product line and business operations into the U.S. company.

The Kerluxe Brand

Kerluxe is haircare born from the Swiss heritage of skincare. Kerluxe is a luxury haircare brand that integrates high-end skincare ingredients with exclusive matrices of salon level haircare formulations to produce a range of haircare products focusing on scalp and hair health, holistically.

Founder and President of Kerluxe Inc., Tony Pujara, believed that multi-step haircare and skincare regimen were complementary and that one relied on the other for optimal scalp and hair condition. He concluded that Switzerland, being the global center of high-end skincare and Italy being the mecca for hair beauty, would be where to look for partners to develop the Kerluxe range of products. Consequently, the Company’s products were developed through a unique collaboration between a world-renowned haircare laboratory in Italy and a team of Swiss skincare experts in Zurich.

The Company believes that a healthy scalp is the secret for healthy hair and that healthy hair provides regenerative power to the skin. This is the holistic concept that inspires the entire premium range - beyond simple haircare, Kerluxe is a skincare routine for the hair.

Kerluxe Products Overview

The Kerluxe brand philosophy is to employ innovation synonymous with Swiss skincare and to marry this with technically advanced, results-oriented active ingredients to treat hair and scalp holistically. This approach visibly transforms the hair by achieving exceptional luxurious hair.

Kerluxe products are formulated with exclusive complexes to address specific hair and scalp concerns. The blend of active and tested advanced skincare ingredients include collagen, hyaluronic acid, peptides and antioxidants, and produces professional visible results for beautiful, healthy and nourished hair.

The Product Collections

The Kerluxe brand is currently comprised of 24 SKUs, divided into six distinct collections and one hero styling product. The six collections have exclusive complexes addressing diverse hair and scalp conditions. Each collection has a shampoo, a conditioner and a special treatment. Five of the collections include a mask.

Caviar4

Aquavol

Luminage

Crystallisse

Reslpendisse

Re-Activisse

Hero 360 Styling Cream

The Haircare Ritual

Just like a skincare regime, Kerluxe believes the path to healthy and beautiful hair is achieved with a Cleanse, Hydrate, Treat and Protect ritual.

Cleanse

The cleanse optimizes the scalp and hair condition so that the active ingredients in the products can penetrate the skin and hair structure. The process starts by applying product to the scalp and gently massaging the scalp using a circular kneading movement. This removes impurities, stimulates lymphatic drainage, increases blood and nutrient flow to the hair follicles, and allows the active ingredients to penetrate deep into the scalp. This step is concluded by rinsing the hair with cool water which then helps to seal the hair cuticle, making it lay flat and smooth.

Hydrate

Applying conditioner will replenish moisture and nutrients to the hair and scalp. It also protects the hair fibers from breakage and UV damage.

Treat

The treatment phase is required at least once a week depending on the condition of the hair and scalp. The treatment product, such as a mask, is applied to the hair and left for 5-10 minutes so that it can be absorbed deep into the hair and scalp structure. These products provide extensive repair, deep nourishment and hydration to the hair and scalp structure.

Protect

These products protect the hair and scalp from external environmental stresses and pollution. For example, the antipollution products prevent dirt and other pollutant particles from attaching to the hair shaft. Other products will protect the hair and scalp from UV rays and heat damage caused by styling products.

Style

The 360 Styling cream is a finishing product that helps to make the hair smooth, shiny, elastic and manageable. It adds a luxurious feel to the hair, but also adds protection from UV rays.

Haircare: A Growing Market

The global hair care market was estimated to be worth $85.52 billion in 2017, and is expected to reach $106.57 billion by the end of 2023, recording a compound annual growth rate (“CAGR”) of 3.69% during the forecast period of 2018-2023 (1).

Within the haircare category, the global professional haircare segment is expected to reach $24.7 billion by 2024, rising at a market growth rate of 4.6% CAGR during the forecast period (2).

Luxury Haircare is Growing Fast

Premiumization of beauty products is driving outsized growth as more consumers seek the quality and product results associated with premium formulations. Within the haircare market, in 2017 the premium channel grew by 5% outperforming the mass category (3%) (3). Also, premium beauty and personal care growth has outperformed the overall category growth by 4% CAGR to 2020, with U.S. and China accounting for 50% of all global premium beauty revenue by 2020 (6).

Market Trends And Distribution Strategies

The USA is the largest market worldwide for hair colorants and styling products, with a total market value of $4.52 billion in 2016. However, China is the largest global market for shampoo and conditioner, valued at $6.3 billion in 2016 (4).

The U.S. hair care market in 2016 recorded a growth of 3.1% to reach $12.68 billion, with positive growth across all categories except perming/relaxants and colorants (5).

Shampoos	Conditioners	Salon Haircare	Styling Agents	Colorants	2 in 1 Products	Perm/Relaxants	Hair Loss Treatments
+3.8%	+4.8%	+3.5%	+5.3%	-2.0%	+1.3%	-8.7%	+0.4%

  % Value Growth, 2016. Source Euromonitor International (5)

There are more than 257,000 salons in the United States, alone. The Company has a strategy to be carried in the top 1,000 premium salons in key cities across the USA. The company aims to do this by creating revenue sharing and equity partnerships with leading salon groups and spas, offering long-term distribution exclusivity within defined territories, revenue sharing amongst salon staff that promote the brand and by creating an online loyalty program for Kerluxe customers that will link them to a stylist/salon for life. This will ensure commissions are paid to salons and their staff, regardless of which channel a customer buys Kerluxe products from.

The Company also plans to develop an e-commerce platform that will link salon owners/stylists and Kerluxe customers through an app so the company can market directly to each of these entities and create a community to build the brand.

Asia Pacific is fast becoming the most lucrative market in haircare. The region accounts for roughly 33% of the global market. This growth is attributed to rapid urbanization, which has facilitated access to international haircare brands, creating a steady demand. Shampoo sales account for approximately 31% of the overall market (7). Revenue in the haircare segment amounts to $23.4 billion in 2018. The market is expected to grow annually by 3.8% (CAGR 2018-2021) (8).

The Company’s distribution strategy in Asia is to partner regional distributors to market the band to salon groups, high-end retail and hospitality. The company has already started the product registration process in China so that direct importation and distribution can be facilitated without the need for risky, cross-border parallel trading from Hong Kong.

The Middle East, especially the Gulf countries, is a region with some of the highest per capita income in the world. Beauty and personal care spend within the Gulf countries alone was $9.3 billion in 2016 and is expected to reach $13.6 billion by 2020. The premium haircare segment is estimated to grow at a CAGR of 5.9% to reach $54.78 million by 2020 (9).

The Company’s distribution strategy in the Middle East will be through strategic beauty distribution partners that can market the brand to high-end retail, salon, hospitality and travel.

The prestige hair care market is growing across Europe as consumers turn from mass and mid brands to more effective, solutions-targeted, luxurious haircare products. In France prestige hair care sales grew by 6% to 7.2 million euros versus a 4.6% decline in mass. The market for prestige beauty products in the UK reported an increase of 4% in 2017 with the UK premium haircare market valued at $28.7 million (10). The European hair styling products market is forecasted to reach $2.9 billion by 2023, with Germany the largest market. Growth is also expected in the European professional hair care market with forecasted sales growing by 4.3% CAGR during the period 2018-2024 (11).

The Company already has distribution in Europe through designated distributors, high-end retail and online. The aim will to continue to partner with strategic distributors and to build visibility through prestige retail.

Current distribution channels in Europe include:

•Fenwick department store, United Kingdom

•Hexagone Trading, Ukraine/Russia: Brocard Department store Kiev.

•Talos Trading: Distributor Northern Europe (Estonia/Latvia)

•Nykaa: India’s largest online beauty e-commerce and high-end cosmetic retailer

•Marionnaud Europe (contract stage with pan-European department store group)

•Shampoo.ch: Online specialist e-commerce, Switzerland

Ingredient Trends

Innovation from skincare is now influencing the haircare space, where scalp and hair health are regarded as complementary. Consumers are now being encouraged to adapt haircare regimes according to their individual needs and appearance goals. We now see “multi-masking” within haircare where the scalp, the roots, mid-length and tips of the hair are treated individually to target specific concerns. Therefore, we are seeing scrubs, masks and exfoliators for the scalp, deep conditioning masks for the mid-length and roots, serums for texture and protection, and the use of skincare ingredients such as hyaluronic acid and collagen to boost scalp condition and nutrient uptake.

Innovation is also being conducted at a DNA level where customized hair products are being developed to take into account a consumer’s individual genetic profile. According to a report from The Red Tree Consultancy highlighting a GlobaData 2016 report, this multi-step regime concept appeals to 42% of consumers globally (12). Also, anti-pollution, especially in Asia, is the new buzz word surrounding beauty and haircare. According to Mintel, 38% of all new beauty products launched in Asia in 2016 carried an anti-pollution claim, up from 28% in 2015 (13).

Kerluxe on Trend and Leading Innovation

The Company’s awareness of these trends has led it to be one of the first brands to focus on creating complexes that take the best of skincare ingredients and incorporate these into salon premium matrix hair formulas.

The scalp is living skin and a variant of normal skin, in that, it has an epidermis and dermis, but it also has a greater concentration of large, terminal hair follicles. The integrity of the subcutaneous tissue, adjacent fatty tissue and extracellular matrix of the scalp needs to be in optimum condition for the hair follicles to remain strong and keep producing healthy hair. As such, the Company believes that a synergistic and sophisticated treatment solution that incorporates advanced skin and hair ingredients is key to optimal hair growth. For example, hyaluronic acid is distributed widely throughout connective, epithelial and neural tissues and is part of the extracellular matrix. The hyaluronic anionic charge allows the molecule to enter the hair cortex, strengthening and hydrating the hair structure and scalp.

The Company also uses marine collagen as part of its ingredient matrix. As we age, the collagen levels in our body begin to degrade, resulting in damage to the skin and hair. Collagen possesses strong anti-oxidant properties to fight the production of free radicals, helping hair growth and regeneration. Free radicals produced in the body as a result of different metabolic processes are responsible for damage to the hair follicle, leading to hair loss. But having sufficient amounts of collagen in the hair shaft strengthens the hair follicle structure, improving hair growth and volume by increasing the diameter of each individual hair (filler properties), thereby giving a fuller appearance to the hair. Marine collagen helps boost the amount of collagen in the cells which in turn, supports the retention of hyaluronic acid in the hair, improving and sustaining moisture levels for extended periods.

Also, our complexes use peptides and botanical ceramides to further reduce damage by free radicals and to add volume. Peptides improve the hair surface structure by forming a protective film that increases shine and softness. Ceramides protect against color fading of artificially dyed hair and improve the cohesion of the cuticle scales of the hair fiber to create smooth lustrous hair. But ceramides also have an anti-ageing property by repairing and protecting the skin of the scalp. They maintain optimal lubrication of the superficial layers of the epidermis and help prevent itching and flaking of the scalp.

Caviar has long been regarded as an essential ingredient for skin wellbeing. We use four types of caviar extracts to optimize the scalp and hair condition. Caviar is rich in glycine and proline which stimulates the synthesis of collagen and helps to restructure the skin, improving hydration and optimizing the functionality of the hair bulb.

The Growth of E-Commerce & Social Media In The Beauty Industry

Over the last few years, the beauty and personal care market has experienced rapid growth. What was once seen as a category limited to traditional brick and mortar, it is now taking over e-commerce through social media, online subscription models and on-demand beauty services. According to an A. T. Kearney report, Europe’s beauty e-commerce sales are predicted to grow by more than 8% every year until 2019, outgrowing traditional retail sales channels by 4X (14). This growth has been primarily due to advancements in web technology where consumers can virtually replicate an instore experience online, read product reviews from peers, educate themselves on ingredients and how to best use products to create specific looks. A brand website is also now a direct communication tool with the consumer to build brand awareness and advocacy.

Also, there has been a huge influence created by beauty bloggers and vloggers so much so, that they now have more influence then celebrity make-up artists. A recent article from Insta, highlights the famous blogger Zoella, who has more than 11 million followers on YouTube. When she recommended a Topshop blusher, click through rates increased by 40% on the brand website, more than any traditional advertising could ever achieve (15).

Kerluxe E-Commerce & Social Strategy

The Company has partnered a leading digital marketing agency in the USA to develop an e-commerce platform with the latest digital marketing functionality. The Company will then develop a digital marketing strategy to support sales across all channels. A key area will be to develop an online category for hair loss to promote the Kerluxe Reactivisse range of products for hair growth. The range will be expanded to include other hair loss treatments and use a subscription model to support customer acquisition and sales.

In terms of social media, Kerluxe has a growing community on Instagram with over 3,000 followers and a strong community on Facebook that are interested in the numerous blogs that have been published. The Company communicates on social media through direct conversations and educational material that deliver highly personalized content to a niche audience. The Company plans to further increase social reach and to utilize celebrity partnerships with stylists to promote brand equity. For example, in the UK, Kerluxe has partnered with Earl Simms, who acts as the brand ambassador. Earl has a number of celebrity clients including Victoria Beckham, Sienna Miller and Poppy Delevingne. Kerluxe supports Earl through salon events, social media campaigns, blog posts and sampling.

Target Consumer Profile

The target Kerluxe consumer is within the Generation X profile, people born in the mid 60s to early 80s. They are sophisticated, educated, confident and socially active, especially online. They value their health and appearance and are motivated to buying beauty products that offer quality, performance and prestige.

Generation X has the second highest disposable income amongst demographics with an average household income of over $95,000 per annum, the highest mean average household income of any generation in history. They earn on average 19% more than Baby Boomers and 45% more than

Millennials (16). On social media, Generation X is more obsessed than the younger generation. Americans aged 18 to 34 spent on average 6 hours 19 minutes on social media compared to 6 hours 58 minutes compared to the older group (17). They also are the most likely to interact with social media and adopt brand values. Instagram is an ideal social platform to reach out to this Generation X. A survey by We Are Flint Consultancy of 2,000 U.S. residents’ social media habits, highlighted that the older demographic belonging to Generation X had the highest household income and spent more time on Instagram (18). The findings suggest that platforms like Instagram are ideal social media marketing platforms to reach out to Generation X consumers, especially for luxury and high-end brands like Kerluxe.

The Company bases its communication on a luxury marketing strategy that aims to create the highest brand value by leveraging intangible elements about the brand such as exclusivity, technology, heritage and design. The Company is focused on content creation such as blogs, video, interviews and events to increase engagement and reach.

Strategic Growth Pillars

The Company has defined key areas for future growth and productivity gains which will boost growth and profitability.

Growth Pillar 1: Optimization of Manufacturing, Logistics, Operations

•Optimization of manufacturing process to reduce average COG and inventory levels.

•Develop manufacturing partnerships in the USA for styling and other salon products to reduce warehousing and logistics costs, optimize distribution and logistics networks to reduce transport costs.

Growth Pillar 2: Optimization of Inventory Management & Product Development

•Develop a just in time stock management process to optimize stock levels across all product SKUs and across all markets.

•Develop long-term product development strategy to ensure NPD come to market before competitor products.

Growth Pillar 3: Increase Market Share

•Increase market share in existing markets by supporting distributors and retail partners with POS, PR, samples, events and local social media.

•Enter new and emerging markets as a niche prestige brand (India, China, Middle East).

•Optimize online sales strategy by increasing ROI on digital marketing.

•Participate in International trade shows.

•Extend PR partnerships in all countries where the Company has distribution/sales.

The strategic growth pillars underpin a long-term strategy to increase sales revenue and market share. The aim is to increase market share in new and existing markets for the brand. The USA will be the Company’s core market and through strategy of creating brand equity partners with salons and spas. Also, the digital strategy will be to invest significantly in the Company’s e-commerce platform to drive sales online and boost overall margins. A high-performance online strategy will include the implementation of advanced e-commerce and social media consumer targeting, email marketing and retargeting campaigns, content creation (blogs, how to videos, educational content), blogger outreach, onsite optimization and SEO.

Market Positioning

Kerluxe was created to meet the rising demand for luxury beauty products through innovation and technology. The Company will not position itself as simple haircare brand, but rather as a premium skincare ritual for the hair, capitalizing on the trend that healthy scalp and hair are becoming as important as hair cleansing and styling. The brand has many attributes that allow the Company to position itself as perhaps the only haircare brand that utilizes skincare and haircare ingredients at tested level to guarantee product performance.

Description Of The Business Section: Citations and References

(1)Research Cosmos. (2018, June 06). Hair Care Market is going to hit $106.57 billion by 2023. Retrieved from http://www.sbwire.com/press-releases/hair-care-market-is-going-to-hit-usd-10657-billion-by-2023-990062.htm

(2) The Global Professional Hair Care Market size is expected to reach $24.7 billion by 2024, rising at a market growth of 4.6% CAGR during the forecast period. Retrieved from https://www.marketwatch.com/press-release/the-global-professional-hair-care-market-size-is-expected-to-reach-247-billion-by-2024-rising-at-a-market-growth-of-46-cagr-during-the-forecast-period-2018-08-22.

(3)Premium beauty market distinguished by strong growth. (n.d.). Retrieved from http://www.cosmeticbusiness.com/de/News/premium-beauty-market-distinguished-by-strong-growth/622315.

(4)1-Sep-2017. (n.d.). Hair Care Market Report: What's next for hair care? Retrieved from https://www.cosmeticsbusiness.com/news/article_page/Hair_Care_Market_Report_Whats_next_for_hair_care/133260.

(5)Armstrong, K. (n.d.). Americas – U.S.: Hair Care Market Report 2017. Retrieved from https://www.cosmeticsbusiness.com/news/article_page/Americas__US_Hair_Care_Market_Report_2017/133230.

(6)Hartzmark, A. (2016, September 16). Premium Opportunities: U.S. Market Trends and the Changing Consumer Landscape [Presentation]. USA, New York.

(7)6-Sep-2017. (n.d.). Hair Care Market Report 2017: Action Points. Retrieved from https://www.cosmeticsbusiness.com/news/article_page/Hair_Care_Market_Report_2017_Action_Points/133455.

(8)Hair Care - Asia | Statista Market Forecast. (n.d.). Retrieved from https://www.statista.com/outlook/70040000/101/hair-care/asia#market-revenue.

(9)Report, S. (n.d.). GCC consumers spend $9.3 billion on beauty, personal care products. Retrieved from https://www.khaleejtimes.com/gcc-consumers-spend-93-billionon-beauty-personal-care-products.

(10)1-Sep-2017, J. A. (n.d.). Europe – UK: Hair Care Market Report 2017. Retrieved from https://www.cosmeticsbusiness.com/news/article_page/Europe__UK_Hair_Care_Market_Report_2017/133241.

(11)Europe Hair Styling Products Market - Segmented by Product Type, Distribution Channel and Geography – Growth, Trends, and Forecast (2018 - 2023). (n.d.). Retrieved from https://www.mordorintelligence.com/industryreports/europe-hair-styling-products-market.

(12)Emerging Trend: "Skincare For Hair". (2018, April 20). Retrieved from https://theredtree.co.uk/articles/emergingtrend-skincare-for-hair/.

(13)Over a third of anti-pollution beauty products were launched in Asia Pacific in 2016 Mintel reports. (n.d.). Retrieved from http://www.mintel.com/press-centre/beauty-and-personal-care/over-a-third-of-all-anti-pollutionbeauty-products-were-launched-in-asia-pacific-in-2016-mintel-reports.

(14)Read @ATKearney: Beauty and the E-Commerce Beast. (n.d.). Retrieved from https://www.atkearney.com/retail/article?/a/beauty-and-the-e-commerce-beast.

(15)INSIGHT: Beauty Market is Conquering E-Commerce. (2016, October 05). Retrieved from https://www.styla.com/blog/insight-beauty-market-is-conquering-e-commerce/.

(16)http://hfbusiness.com/News/Factoids/articleid/16926/consumer-spending-by-generation-household-income-age-of-consumers-and-size-of-household.

(17)Bromwich, J. E. (2018, January 20). Generation X More Addicted to Social Media Than Millennials, Report Finds. Retrieved from https://www.nytimes.com/2017/01/27/technology/millennial-social-media-usage.html.

(18)Press Release - Social Media Demographics 2018. (n.d.). Retrieved from https://weareflint.co.uk/press-releasesocial-media-demographics-2018/.

PERKS

All investors in this Offering receive the following benefits or “perks” in addition to the Shares of Class A Common Stock purchased by each investor:

All Investors Receive:

$100 investment:

$250 investment:

$500 investment:

$1000 investment:

$2500 Investment:

$5000 investment:

$10,000 investment:

$25,000 Investment:

DESCRIPTION OF PROPERTY

The Company owns no real property.

LITIGATION

The Company is not involved in any litigation and is not aware of any pending or threatened legal actions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Kerluxe, Inc. was formed on November 13, 2018 as A Delaware Corporation. The Company was formed for the general purpose of distributing beauty and hair care products, and for any other lawful act or activity under Delaware law.

The grand majority of the equity of Kerluxe is presently owned by founder Tony Pujara, but as Shares of Class A Common Stock of the Company are issued pursuant to this Offering, Tony Pujara’s ownership in the Company will be diluted. If the maximum amount is raised in this Offering, investors in this Offering will own 8.2% of the Company. All equity in the Company are shares of Class A Common Stock or Class B Common Stock with the rights and privileges of said class of securities as set out herein.

Overview

There are two classes of Shares in the Company: Class A Common Stock and Class B Common Stock. Shares to be issued pursuant to this Offering will be Shares of Class A Common Stock. For more details on the rights of the Shares, see the Certificate of Incorporation and Bylaws attached hereto as Exhibits 1A-2A and 1A-2B and the section “Securities Being Offered” below.

Results of Operations

The period of November 13, 2018 (date of inception) to December 31, 2018

Revenue. Total revenue for the period from November 13, 2018 (date of inception) to December 31, 2018 was $$5,108 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from November 13, 2018 (date of inception) to December 31, 2018 were $77,220.

Net Loss. Net Loss for the period from November 13, 2018 (date of inception) to December 31, 2018 was $83,302.

Liquidity and Capital Resources

The Company had net cash of $13,461 at December 31, 2018.

The Company will have additional capital requirements during 2019 and 2020. The Company does not expect to be able to satisfy our cash requirements through sales, and therefore will attempt to raise additional capital through the sale of its Shares of Class A Common Stock in this Offering, and perhaps additional securities in additional offerings.

The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to it or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Plan of Operations

The Company's plan of operation for the 12 months following the commencement of this Offering is to continue with capital raising and development of its business. Upon receipt of the proceeds from the initial capital raise, it is the intention of the Company to begin the process of entering the U.S. market by partnering with strategic, high-end salons and spas as equity holders to launch the brand.  As equity partners, the salons and spas will be incentivized to promote the Kerluxe brand to their customers and to create brand loyalty.

The Company will also invest in key personnel, including a VP of Sales for the U.S. market and a VP of Digital Marketing to develop our own online ecommerce platform to drive sales online, especially for the new product line the Company intends to develop targeting a millennial demographic.

In addition to supporting the U.S. operation, funds would be used to expand existing operations in Europe and Asia.  This will include marketing, PR, distributor support and the safeguard of intellectual property rights.

In the Company’s opinion, the proceeds from this Offering will not satisfy the Company’s cash requirements indefinitely, so the Company anticipates that it will be necessary to raise additional funds in the next 1-3 years to implement the plan of operations as it evolves over time. During that time frame, the Company does not expect to be able to satisfy its cash requirements through sales and the proceeds from this Offering alone, and therefore the Company anticipates that it will attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to the Company or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because the Company is still in the startup phase and because the Company has only recently launched, the Company is unable to identify any recent trends in revenue or expenses since the latest financial year. Thus, the Company is unable to identify any known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Despite this, the Company believes that the market for its products and services will continue to improve if economic conditions in the United States and elsewhere remain consistent or improve. Not specific to the Company, but the trends in the general market appear to favor a growing market outlook. As a result, the Company sees a good opportunity for growth in the U.S. and abroad.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The Company has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of the Company’s accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.  The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of currency held in the Company’s checking account. Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered.  Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer.  As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income. Depreciation is provided using the straight-line method, based on useful lives of the assets. The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company records intangible assets at the cost of establishing or acquiring those assets. The Company regularly reviews the carrying value of its intangible asset portfolio for impairment. Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes.  As the Company has recently been formed, no material tax provision exists as of the balance sheet date except for a provision for Swiss corporate taxes.  Further disclosure of this Swiss tax provision under the principles of ASC 740 is not provided here as the Company notes the amount of the tax provision is immaterially different from tax payable. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. The Company records inventory at the lower of cost or market and uses a first-in first-out method of valuation. The carrying cost of inventory sold is expensed through Cost of Goods Sold as revenue from that sale is recorded. The Company expenses advertising costs as they are incurred.   In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.  The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers.” Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.  The Company is currently evaluating the effect that the updated standard will have on its financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. The Company is currently evaluating the effect that the updated standard will have on its financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).”  ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees.  The standard is effective on January 1, 2018, with early adoption permitted.  The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet. The impact and any associated risks related to these policies on the Company’s business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect the Company’s reported and expected financial results. Note that the Company’s preparation of the consolidated financial statements requires it to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of its consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

The Company had $5,108 in revenue during 2018.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND KEY ADVISORS

As of the date of this Offering Circular, the Company has no full time employees. The Company plans to actively hire employees at such time as the Company has sufficient capital or financing to fund the expanded launch of its business plans.

The Company’s directors and executive officers as of February 7, 2019 are:

Tony Pujara – Chief Executive Officer and Sole Director

Tony is Chief Executive Officer, Treasurer and Sole Director of Kerluxe Inc. He has over 30 years of experience as an entrepreneur, much of this time spent in Europe and the Middle East. His career started in the 1986 where he became a Sales Representative for a leading fashion brand, Pepe Jeans. Thereafter, he moved to the United Arab Emirates and got experience in international trading with physical commodities such as wheat and rice. This trading experience helped him develop in all areas of trading activity, including commercial banking, logistics and international contract negotiations. Tony remained in the United Arab Emirates for more than 18 years where he continued to develop his trading experience in FMCG products. His main focus was to explore parallel trading opportunities between the Middle East and Europe in a range of cosmetic and beauty products.

In 2007, he had a change in career and became the Sales Director for a leading recruitment company that specialized in SAP projects globally. Tony helped build the division business to over $3 million in recruitment fee revenue and managed SAP project resourcing for clients including Anderson Consulting, PWC, Aramco Oil, ADGAS and Caltex. Tony remained in the UAE until 2008 and then returned to the UK to join his partner to develop a hospitality business that focused on high-end bespoke hospitality for mainly financial clients. The business grew to incorporate other hospitality services such as conferences and prestige weddings.

In 2015, Tony moved to Switzerland and developed Kerluxe, the premium haircare brand.

Niclas Massalsky - President

Niclas is the President and CEO of Cosswiss, Switzerland’s leading private label/OEM cosmetic consulting and manufacturing group. Cosswiss were instrumental in developing the Kerluxe brand from concept to final production and will continue to partner Kerluxe Inc., for new product development (NPD) and manufacturing.

Niclas started his career in FMCG, but later joined his father in the beauty industry. Niclas’ father was a veteran of the beauty industry, working at Revlon for more than 10 years and then joining La Prairie as President. Niclas developed a number of successful skincare brands called Swiss Line and Skincode and then decided to build a contract manufacturing business that provided the best resources in cosmetic consulting. Today, Cosswiss employs more than 35 professionals recruited from leading cosmetic companies including LVMH, L’Oréal and Estee Lauder. Cosswiss has revenues in excess of CHF 10 million and services clients around the world.

Andrea Richter – Senior Vice-President

Andrea is an experienced General Manger with a demonstrated history of working in the cosmetics industry, skilled in management, strategic marketing, product development, retail and operations. Andrea will lead the project team at Cosswiss AG, to streamline the manufacturing process, source competitive manufacturing partners in Europe/USA to reduce cost of goods and drive new product development (NPD). She manages operations at Cosswiss, with responsibility for managing all Project Managers across all client portfolios. She has a long history in the beauty and FMCG industry, working for the likes of Christian Dior, Johnson & Johnson and Colgate-Palmolive.

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officer
Tony Pujara	CEO, Treasurer	52	November 13, 2018 to present	40

Niclas Massalsky	President	52	November 13, 2018 to present	40
Andrea Richter	Senior Vice-President	49	November 13, 2018 to present	40
Director
Tony Pujara	CEO, Treasurer	52	November 13, 2018 to present	40

Other important advisors and consultants of the Company, who are not officers or directors, as of the date of this Offering Circular, include:

Jim Morrison – Advisor

Jim Morrison is an advisor to Kerluxe, Inc. Morrison’s track record of leadership and accomplishment spans three decades and includes over 34 years of experience in successfully launching start-ups and masterfully running global powerhouses. Morrison was President of L’Oréal US for 9 years. He earned the role at the age of 33, making him the youngest member of the Executive Team at L’Oréal. He was responsible for the acquisitions of both Redken and Matrix, and top line growth which averaged over 20% during his tenure. He was also part of the original Matrix leadership team that launched VaVoom and Biolage. Prior to L’Oréal, Morrison was President and C.E.O. of Graham Webb; one of the most successful start-ups of the 90’s.

After leaving L’Oréal, Morrison was CEO and owner of Sexy Hair Concepts for 4 years. In 2006 Business Week Magazine wrote, “Over the last two decades, Mr. Morrison has had a profound impact on the American Beauty Industry. In the industry’s history, no other executive has had the level of financial responsibility or breadth of organizational experience as Jim. His devotion to, and success within the American beauty industry is unmatched.”

Morrison most recently launched celebrity-driven shopping app StarShop in a partnership with SPRINT – the Fortune 100 telecommunications company. He is considered one of the leading beauty and personal care strategists in the world, as well as one of the top executives.

Isadora Baudouin – Project Manager

Isadora is the Strategic Marketing manager at Cosswiss AG, Switzerland’s leading private label/OEM cosmetic consulting and manufacturing group. Her expertise within cosmetic skincare developed from an earlier career within the beauty and consumer insights industry. She started her career at Nielsen and then moved on to the NPD Group where she assisted multi-national companies such as L’Oréal, LVHM and PZ Cussons to develop long-term brand and retail strategy, marketing insights and new product development (NPD). At Cosswiss AG, Isadora advocates a 360 degree approach to new product development. She manages the full-cycle in product development, from brand concept through to product manufacturing. She has a lead strategic role consulting cosmetic brands on the latest industry trends, beauty marketing, product development, packaging, retail/online insights, and manufacturing. Isadora was the lead Project Manager on the Kerluxe project and oversaw product development from concept to final production. She developed market insights, brand identity and strategy and was instrumental in making Kerluxe the first haircare brand that integrates skincare with haircare.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From November 13, 2018 (date of inception) to the date of this Offering Circular, the Company has paid $0 in compensation to its officers and/or directors. The Company plans to pay existing officers in the future, and may hire or appoint additional officers in the future and pay them, and may also choose to compensate its managers in the future.

Executive Compensation

From November 13, 2018 (date of inception) to the date of this Offering Circular, Kerluxe has paid no compensation to its executive officers.

Name	Capacities in which compensation was received	Cash compensation	Cash compensation	Total compensation
Tony Pujara	CEO	$0.00	$0.00	$0.00
Niclas Massalsky	President	$0.00	$0.00	$0.00
Andrea Richter	Senior Vice-President	$0.00	$0.00	$0.00

Employment Agreements

The Company has not entered into any employment agreements with its executive officers to date.

Equity Incentive Plan

The Company has adopted an Equity Incentive Plan, effective as of  November 20, 2018, for the benefit of certain officers, directors, key employees and consultants. Some of the stated purposes of the Equity Incentive Plan are to enable the Company to attract and retain the types of employees, consultants, and directors who will contribute to the Company’s long-range success; to provide incentives that align the interests of employees, consultants, and directors with those of the shareholders of the Company; and to  promote the success of the Company’s business. The persons eligible to receive awards are employees, consultants, and directors of the Company and its affiliates and any other individuals designated by the Company’s board of directors. The equity granted under the Equity Incentive Plan may include incentive stock options,  non-qualified stock options, stock appreciation rights, restricted awards, performance share awards, and other equity-based awards. The Equity Incentive Plan is interpreted, administered, and operated by the Company’s board of directors which has complete authority in its sole discretion, subject to the express provisions of the plan, to interpret, administer, and operate the Equity Incentive Plan as it sees fit. A copy of the Equity Incentive Plan is available for potential investors in this Offering and may be obtained by requesting same from the Company’s President.

Any such awards of equity by the Company under the Equity Incentive Plan would cause dilution to all Shareholders at that time. The Company has set aside a certain number of shares, as reflected in the notes to the Capitalization Table below, to be granted to certain officers, directors, key employees and consultants in the near future, in order to provide a reasonable estimate of dilution to potential investors, based on the Company’s present estimates. However, the amount of equity set aside for the Equity Incentive Plan as reflected in the notes to the Capitalization Table below is only an estimate by the Company, and the exact amount of equity and the amount of dilution the grant of said equity would cause is unknown at this time. Potential investors should be aware, and take into consideration before investing, that the amount of equity that may be granted by the Company, and the amount of dilution such a grant may cause could be far greater than the amounts reflected in the notes to the Capitalization Table below.

Board Of Directors

The Company’s board of directors currently consists of one director:  Tony Pujara.

The Company’s director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. The Company may appoint an independent director(s) to its board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its board of directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire board of directors.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify its directors and executive officers  to the fullest extent not prohibited by Delaware or any other applicable law, and the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers. The Company is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Company’s Board of Directors (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware or any other applicable law or (iv) such indemnification is required to be made for other reasons set out in the Bylaws or otherwise. Indemnification by the Company will include expenses such as court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

For additional information on indemnification and limitations on liability of the Company’s directors and officers, please review the Company’s Bylaws, which are attached as Exhibit 1A-2B to this Offering Circular.

There is no pending litigation or proceeding involving any of the Company’s managers or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following capitalization table sets forth information regarding beneficial ownership of the Company’s Shares as of the date of this Offering Circular. There is beneficial ownership of the Company Shares at the time of this Offering by its managers or executive officers as set out below in the capitalization table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each Shareholder named below possesses sole voting and investment power over their Shares, where applicable. Percentage of beneficial ownership before the offering is based on 7,800,000 Shares outstanding as of the date of this Offering Circular.

The following capitalization table sets forth information regarding beneficial ownership of all classes of the Company’s Shares as of the date of this Offering Circular.

CAPITALIZATION TABLE

The table does not reflects a grant of 100,000 Shares of the Class A Common Stock that are scheduled to be granted February 8, 2020 and another 100,000 Shares of the Class A Common Stock that are scheduled to be granted February 8, 2021 under the Company’s Equity Incentive Plan to a third party service provider who is neither an officer nor a director of the Company. The additional 200,000 Shares of the Class A Common Stock are to be granted subject to the terms and conditions imposed on such grants being met by the third party grantee. The table also does not reflect 195,000 Shares of the Class A Common Stock that are scheduled to be granted under the Company’s Equity Incentive Plan to a third party service provider upon meeting certain performance requirments. If and when those additional Shares of the Class A Common Stock are granted, or any other Shares are granted under the Equity Incentive Plan, all shareholders of the Company will be diluted. The chart also does not reflect shares that will be issued to Cuttone, the broker-dealer for this Offering, should Cuttone exercise its warrant.  If Cuttone exercises

Tony Pujara, Chief Executive Officer and the sole Director of the Company has beneficial ownership of 64.8% of the Company as of the date of this Offering Circular. Mr. Pujara controls 100% of the voting shares of the Company at present. Niclas Massalsky, President of the Company, has beneficial ownership of 20.0% of the Company as of the date of this Offering Circular. Andrea Richter, Senior Vice President of the Company, has beneficial ownership of 5.0% of the Company as of the date of this Offering Circular

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

The Company’s President, Tony Pujara, owns the majority of equity in the Company and is the Company’s sole director, and effectively controls nearly every aspect of the Company at present. He also previously owned 100% of the Swiss company that created the Kerluxe business and product lines, Kerluxe AG. On December 4, 2018, Pujara sold 100% of the equity in Kerluxe AG to the Company. The Company now owns Kerluxe AG which will continue to operate as a wholly owned subsidiary of the Company.

Kendall Almerico, securities counsel to the Company, is the holder of 300,000 Class A Shares of Common Stock the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared this Offering Circular. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Class A Shares of Common Stock the Company had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company.

SECURITIES BEING OFFERED

The Company is offering up to $7,000,000.00 of its Shares of Class A Common Stock to investors in this Offering. The Shares being offered are shares of equity in the Company as set out in the Bylaws and Certificate of Incorporation. There are two classes of shares of common stock of the Company: Class A and Class B. The Shares of Class A Common Stock, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Shares of Class A Common Stock, and both are qualified in their entirety by the provisions of the Company’s Certificate of Incorporation (Exhibit 1A-2A) and its Bylaws (Exhibit 1A-2B), copies of which have been attached as Exhibits to this Offering Circular.

If all of the Shares of Class A Common Stock in this Offering are sold, the Shares of Class A Common Stock would represent approximately 8.2% of the issued and outstanding combined shares of the Company.  The Offering will remain open for 360 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended for up to an additional three hundred sixty (360) days by the Company.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part.  If the Company rejects any offer to subscribe for the Shares of Class A Common Stock, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

In this Offering, the Company is only selling Shares of Class A Common Stock. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares if it chooses to do so. The holders of the Shares of Class A Common Stock and the holders of the Shares of Class B Common Stock have equal rights, preferences and privileges  except that the holders of Shares of Class A Common Stock (which are being sold in this Offering) have no voting rights on matters submitted to Shareholders for a vote. The rights, preferences and privileges of the Class A and Class B Common Stock are set forth in the Company’s Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B) and are described in summary form in this section of the Offering Circular.

Subscription Price

The price per Share in this Offering is $10.00 per Share of Class A Common Stock. The minimum subscription that will be accepted from an investor is One Hundred Dollars ($100.00) (the "Minimum Subscription"), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for One Hundred Dollars ($100.00) or more in Shares of Class A Common Stock may be made only by tendering to the Company an executed Subscription Agreement (Exhibit 1A-4) delivered with this Offering Circular and the subscription price in a form acceptable to the Company.  The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares of Class A Common Stock stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares of Class A Common Stock has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

The Shares of Class A Common Stock being offered in this Offering Circular have no voting rights, other than those reserved by Delaware law. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding shares of Class B Common Stock, which are not being offered herein. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Class B shareholder shall be entitled to vote equally, one vote per Share on all matters for which shareholders are entitled to vote. The securities being sold in this Offering, Shares of Class A Common Stock, have practically no voting rights, and holders of these Shares of Class A Common Stock should not expect to be able to influence any decisions by management of the Company through voting on Company matters as a result.

Class A Common Stockholders will not be included in determining the number of Shareholders voting and will not be entitled to vote on any matters, with the following, extremely limited exceptions, which are reserved under Delaware law:

(1)Holders of Shares of Class A Common Stock shall have the right to vote as a separate class on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, a sale of the Company, or any recapitalization or reorganization, in which Shareholders of Class A Common Stock would receive, or the Shares would be exchanged for, consideration different on a per share basis from consideration received with respect to or in exchange for the Class B Shares or would otherwise be treated differently from Class B shareholders in connection with such transaction, except that Shareholders of Class A Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities, or electronic shares, which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class B shares,

(2)Notwithstanding the foregoing, holders of Shareholders of Class A Common Stock are entitled to vote as a separate class on any amendment, repeal or modification of any provision of the Company’s Certificate of Incorporation or Bylaws that adversely affects the powers, preferences or rights of the holders of the Shares of Class A Common Stock, and

(3)Any other matter for which a Shareholder of Class A Common Stock would be entitled to vote under Delaware law.

For a full description of the voting rights of the Company’s Shares offered herein, please review the Certificate of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B).

Dividends

The Company does not expect to declare dividends for Shareholders in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Liquidation Rights

In the event of any liquidation of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Class A Common Stock and Class B Common Stock will be entitled to share ratably (based on the number of shares held by each such holder), share and share alike, in the remaining net assets of the Company.

Drag Along Rights

The Shares of Class A Common Stock offered herein are subject to drag along rights. The holder or holders of a majority of the outstanding Class A Common Stock and a majority of the outstanding Class B Common Stock have the right to seek and approve a sale of the Company. If at any time, a bona fide offer is received from an independent purchaser for a sale of the Company, the majority of the outstanding Class A Common Stock and majority of the outstanding Class B Common Stock have the right to require that each other Shareholder participate in the sale in the manner provided in the Bylaws.

For a complete description of these drag along rights, please review the Company’s Bylaws attached as (Exhibit 1A-2B).

Additional Matters

The Shares will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged _____________________ to serve as the transfer agent and registrant for the Shares.

The Shares are uncertificated and, as such, will not contain legends, as such would exist on a traditional stock certificate. However, the language of any such legends applicable to the Shares and as set out in this Offering Circular, will apply to each Share and shall govern the purchaser and holder of each such Share.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any manager, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any manager, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt Shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares of Class A Common Stock will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares of Class A Common Stock. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares of Class A Common Stock for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares of Class A Common Stock, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares of Class A Common Stock. Transferees of the Shares of Class A Common Stock will be required to meet the above suitability standards.

All potential purchasers of the Shares of Class A Common Stock will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism  or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1)You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes  below; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the United States, and at all levels of government in non-U.S. jurisdictions.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 24, 2019

Kerluxe, Inc.

By:  /s/ Tony Pujara

Chief Executive Officer, Treasurer and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Tony Pujara

Tony Pujara

Chief Executive Officer and Director

June 24, 2019

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:  /s/ Tony Pujara

Tony Pujara

Chief Executive Officer and Director

June 17, 2019

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SECTION F/S

FINANCIAL STATEMENTS

Kerluxe, Inc.

(a Delaware corporation)

Audited Consolidated Financial Statements

For the inception period of November 13, 2018 through December 31, 2018

Consolidated Financial Statements

Kerluxe, Inc.

Table of Contents

Independent Accountant’s Audit Report
Financial Statements and Supplementary Notes
Consolidated Balance Sheet as of December 31, 2018
Consolidated Income Statement for the period of November 13, 2018 (inception) through December 31, 2018
Consolidated Statement of Changes in Shareholders’ Equity for the period of November 13, 2018 (inception) through December 31, 2018
Consolidated Statement of Cash Flows for the period of November 13, 2018 (inception) through December 31, 2018
Consolidated Notes and Additional Disclosures to the Financial Statements as of December 31, 2018

INDEPENDENT AUDITOR’S REPORT

April 16, 2019

To: Board of Directors, Kerluxe, Inc.

Attn: Tony Pujara

Re: 2018 (inception) Consolidated Financial Statement Audit

We have audited the accompanying consolidated financial statements of Kerluxe, Inc. (a corporation organized in Delaware) (the “Company”) and subsidiary, which comprise the balance sheet(s) as of December 31, 2018, and the related statements of income, stockholders’ equity, and cash flows for the period of November 13, 2018 (inception) and ending December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations, shareholders’ equity and its cash flows for the period November 13, 2018 (inception) through December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in the Notes and Additional Disclosures, certain conditions indicate the Company may be unable to continue as a going concern.  The accompanying financial statements do not include any adjustments which might be necessary should the Company be unable to continue as a going concern.  Our conclusion is not modified with respect to that matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

KERLUXE, INC.
CONSOLIDATED BALANCE SHEET
As of December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

ASSETS
Current Assets:
Cash and cash equivalents	$ 35,733
Inventory	1,007,424
Other receivables	37,622
Total Current Assets	1,080,780

Fixed Assets, net	7,455
Rent deposit	15,111
Intangible assets	5,881

TOTAL ASSETS	$ 1,109,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current Liabilities:
Accrued liabilities	49,194
Total Current Liabilities	49,194

Non-current Liabilities:
None	0

TOTAL LIABILITIES	49,194

Shareholders’ Equity:
Class A Common stock (19,995,000 authorized, $0.00001 par, 8,099,000 shares issued and outstanding)	81
Class B Common stock (5,000 authorized, $0.00001 par, 1,000 shares issued and outstanding	0
Additional paid-in capital	1,143,254
Retained earnings, net of distributions	(83,302)
Total Stockholder’s Equity	1,060,033

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 1,109,227

KERLUXE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the period of November 13, 2018 (inception) to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

2018
Revenues	$ 5,108
Cost of goods sold	10,057
Gross Profit (Loss)	(4,949)

Operating Expenses:
Advertising and Marketing	34,699
General and administrative	42,521
Total Operating Expenses	77,220

Operating Income	(82,169)

Depreciation	217
Interest Expense	891

Provision for Income Taxes	25

Net Loss	(83,302)

KERLUXE, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY/DEFICIT
For the period of November 13, 2018 (inception) to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

	Class A Common Stock		Class B Common Stock
	Shares	Value	Shares	Value	Additional Paid-in Capital	Accumulated Earnings/ (Deficit)	Total Stockholder’s Equity (Deficit)
As of November 13, 2018 (inception)	8,099,000	$81	1,000	$0	$1,143,254	$0	$1,143,335
Net Income/(Loss)						(83,302)	(83,302)
Balance as of December 31, 2018	8,099,000	$81	1,000	$0	$1,143,254	$(83,302)	$(1,060,033)

KERLUXE, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period of November 13, 2018 (inception) to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

Cash Flows from Operating Activities
Net Income	$ (83,302)
Add: Depreciation	217
Adjustments to reconcile net loss to net cash used in operating activities: Changes in operating assets and liabilities:
Increase in inventory	(1,007,424)
Increase in other receivables	(37,622)
Increase in accrued liabilities	49,194
Net Cash Used in Operating Activities	(1,078,937)

Cash Flows from Investing Activities
Acquisition of fixed assets	(7,672)
Acquisition of intangibles	(5,881)
Payment of rent deposit	(15,111)
Net Cash Used in Investing Activities	(28,665)

Cash Flows from Financing Activities
Cash investments by founder(s)	1,143,335
Net Cash Provided by Financing Activities	1,143,335

Net Change In Cash and Cash Equivalents	35,733

Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 35,773

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$ 0
Cash paid for income taxes	0

KERLUXE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2018
See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

Kerluxe, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) is a distributor and online retailer of several lines of premium products in the health and beauty marketplace.  The Company also plans to offer its generate revenue through the online sale and distribution of these products.

The Company incorporated in 2018 in the state of Delaware.  On December 4, 2018, the Company finalized the acquisition of all of the outstanding stock of Kerluxe AG, a company organized in Switzerland, from its founder, Mr. Tony Pujara in exchange for stock of the Company.  The results of Kerluxe AG have been consolidated with the results of the Company from the time of acquisition (i.e. 27 days).  Prior to the acquisition of Kerluxe AG, the Company had minimal activity.

Since Inception, the Company has relied on advances from its current shareholder(s) and/or management to fund its operations.  As of December 31, 2018, the Company had little working capital and will likely incur losses prior to generating positive working capital.  These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6).  During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized.  If the Company cannot secure additional short-term capital, it may cease operations.  These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").  As mentioned in Note 1, the Company has consolidated the financial results of Kerluxe AG from the time of acquisition.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.  As of December 31, 2018, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of currency held in the Company’s checking account.   As of December 31, 2018, the Company had approximately $37,000 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered.  Trade receivables are stated at the amount billed to the customer.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer.  As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances.  As of December 31, 2018, the Company did not have any outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets.  As of December 31, 2018, the Company had recorded $212 of depreciation on assets of under $10,000 in book value.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.  As of December 31, 2018, the Company had no fixed assets.

Intangible Assets

The Company records intangible assets at the cost of establishing or acquiring those assets.  The Company had spent approximately $15,000 in licensing and registering its products and brand property.  As these intangibles do not have a finite life, no amortization has been recorded.  The Company regularly reviews the carrying value of its intangible asset portfolio for impairment.  As of December 31, 2018, no impairment has been recorded.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes.  As the Company has recently been formed, no material tax provision exists as of the balance sheet date except for a provision for Swiss corporate taxes.  Further disclosure of this Swiss tax provision under the principles of ASC 740 is not provided here as the Company notes the amount of the tax provision is immaterially different from tax payable.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.  As of December 31, 2018, the unrecognized tax benefits accrual was zero.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

Inventory Costs

The Company records inventory at the lower of cost or market and uses a first-in first-out method of valuation.  The Company recorded inventory  that was given away in a promotional fashion of approximately $2,000 in 2018 which as charged against Cost of Goods Sold.  The carrying cost of inventory sold is expensed through Cost of Goods Sold as revenue from that sale is recorded.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).”  ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees.  The standard is effective on January 1, 2018, with early adoption permitted.  The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has only incurred costs of its start-up operations and capital raising.  As such, no material tax provision yet exists.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company, founders or Kerluxe AG.

Leases

Kerluxe AG rented office space in Switzerland at the rate of CHF 10,000 per month.  That lease was concluded and ended in March 2018 and no further amounts are due under that lease obligation.

NOTE 5 – COMMON EQUITY

The Company has authorized the issuance of  20,000,000 common $0.00001 par value shares broken out as 19,995,000 shares of Class A shares and 5,000 Class B shares.  As of the balance sheet date, the Company has issued 8,099,000 Class A shares with 88.1 percent of the shares held by Mr. Pujara.  Mr. Pujara owns 100 percent of the Class B shares.  Class B shares are entitled to all of the voting power of the Company.

Certain members of management or advisors have received restricted shares.  In addition to the 8,099,000 shares issued and outstanding of Class A common stock, another 500,000 shares will vest on December 31, 2019, another 100,000 shares will vest on February 8, 2020, another 500,000 shares will vest on December 31, 2020 and another 100,000 shares will vest on February 8, 2021.

Additionally, another 700,000 shares of Class A common stock has been set aside generally for key employees and consultants.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis.  The Company began operation in 2018 and has limited operating history.  The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 9) and achieve and sustain profitable operations.  The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has received working capital to cover expenses and costs while preparing for the securities offering from its shareholder of over $1,000,000.  The balance of these covered costs is recorded as additional paid-in capital  of the Company.  Management also provides a variety of services on behalf of the Company where Management has 100 percent of the voting power of the Company.

As these are agreements between related parties, there is no guarantee that these rates or costs are commensurate with an arm’s-length arrangement.

NOTE 8 – ACQUISITION OF KERLUXE AG

In December 2018, the Company finalized the acquisition of Kerluxe AG by the Company in exchange for stock of the Company.  The sole shareholder of Kerluxe AG transferred all of his shares in Kerluxe AG (which represented all of the issued and outstanding shares) to the Company in exchange for shares of the Company.  The financial results for the period after the acquisition have been consolidated with the Company.  Below are the abbreviated “stand-alone” financial results of Kerluxe AG for the periods leading up to the acquisition by the Company:

Kerluxe AG

Balance Sheet as of December 31, 2018 and 2017

Amounts in $000s

Assets	2018	2017
Current Assets
Cash and cash equivalents	36	182
Receivables	38	194
Inventory	1,007	1,048
Total Current Assets	1,081	1,424

Fixed assets, net	7	1
Rent deposit	15	15
Intangible assets	6	0
TOTAL ASSETS	1,109	1,440

Liabilities
Current Liabilities
Accrued liabilities	49	258
Total Current Liabilities	49	258

Equity
Share capital and contributions	2,166	1,635
Retained earnings/deficit	(1,106)	(453)

TOTAL LIABILITIES AND EQUITY	1,109	1,440

Kerluxe AG

Statement of Operations for Years Ending 2018 and 2017

Amounts in 000s

	2018	2017

Revenue	41	0
Cost of goods sold	80	88
Gross profit	(39)	(88)

Marketing	278	(104)
Administrative	340	(261)
Income from operations	(657)	(453)

Depreciation	2	1
Interest expense	7	0

Tax provision/(benefit)	0	0

Net income/(loss)	(666)	(452)
Cumulative translation adjustment	12	1

NOTE 9 – SUBSEQUENT EVENTS

Securities Offering

The Company plans to offer up to 700,000 shares of Class A common stock in a securities offering planned to be exempt from SEC registration under Regulation A, tier 2.  The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and/or equity interests for their work.

Management’s Evaluation

Management has evaluated subsequent events through April 16, 2019, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

PART III: EXHIBITS

Index to Exhibits

Description                           Item               Exhibit

Broker-Dealer Services Agreement with Cuttone & Co., LLC	Item 17.1	1A-1
Charter	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Form Of Subscription Agreement	Item 17.4	1A-4
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13